SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                     SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
                         (Amendment No. 3)


Filed by the Registrant                      [ X ]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

 [  ]Preliminary Proxy Statement
 [  ]Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
 [ X]Definitive Proxy Statement
 [  ]Definitive Additional Materials
 [  ]Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      SBI COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
(Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

  [X]No fee required.

  [ ]Fee computed on table below per Exchange Act Rules 14c-5(g)
     and 0-11.
1)     Title of each class of securities to which transaction applies:
2)     Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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  [ ]Fee Paid previously with preliminary materials.

  [ ]Check box if any part of the fee is offset as provided by
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registration statement number, or the Form or Schedule and the date of
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4)     Date Filed:

                       INFORMATION STATEMENT
                                OF
                      SBI COMMUNICATIONS, INC.
                     26030 Avenue Hall Studio 5
                        Valencia, CA 91355


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
-------------------------------------------------------------------------------
     This Information Statement is first being furnished on or about
February 12, 2001, to the stockholders of record as of the close of business on August 31, 2000 of the common stock of SBI
Communications, Inc.

     SBI's Board of Directors has approved of, and a total of 4 stockholders owning 6,954,178 shares of the 12,324,878 shares of common stock outstanding as of August 31, 2000 have consented in writing to, the actions described below . Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of common stock and are sufficient under the Delaware General Corporation Law and SBI's By-Laws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of SBI for a vote and this Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.


                  ACTIONS BY BOARD OF DIRECTORS
                               AND
                     CONSENTING STOCKHOLDERS

     SBI's Board of Directors and the consenting stockholders have approved the acquisition of Valencia Entertainment International, LLC, a California limited liability company, who we refer hereinafter as "VEI", and the collateral actions that must be taken in order to consummate the
acquisition.   The merger is described below, and the full text of the
Agreement and Plan of Merger setting forth the terms and conditions is attached hereto as Exhibit A.

Summary Term Sheet
------------------
* VEI will merge with and into SBI's wholly owned subsidiary, Valencia Entertainment Acquisition Corporation, with VEI being the surviving limited liability company and becoming a wholly owned subsidiary of SBI.

* The following steps will occur pursuant to the merger:

1. SBI will issue 75,709,965 shares of Common Stock to the principals of VEI;
2. All of the outstanding membership interests in VEI will be issued to Valencia Entertainment Acquisition; and
3. All of the outstanding shares of capital stock of VAC will be cancelled.

* SBI's shares issued to the VEI principals will represent approximately 86% of the issued and outstanding shares of capital stock of SBI.
Existing stockholders of SBI will own collectively 14% of the outstanding shares of common stock after the merger. As a result of the Reorganization, current SBI stockholders will incur substantial dilution with respect to their voting interests.

* SBI will amend its certificate of incorporation to increase the number of its authorized shares of common stock from 40,000,000 to 100,000,000. SBI will not be able to issue the shares until the number of authorized shares of common stock is increased and an amendment to the certificate of incorporation is properly filed with the Secretary of State of Delaware.

* SBI will amend its certificate of incorporation to change its name to ValCom, Inc., and SBI will primarily focus on operating the business of VEI.

* Following the merger the Board of Directors of SBI will have 4 members consisting of 1 current director of the SBI and 3 members of VEI management. In addition, the executive officers of SBI will consist entirely of individuals who are current members of VEI management, with the exception of Ronald Foster, who has resigned as President and CEO and will assume the title and duties of Vice President of Business Development after the merger.

* SBI will also amend its certificate of incorporation to reflect a change in the par value of its Preferred Stock from $5.00 to $.001 per share.
The purpose of the amendment is to reduce the annual franchise tax liability of SBI. Ronald Foster, the sole preferred stockholder, has consented to this action.


GENERAL
-------
     This Information Statement contains forward-looking statements which involve risks and uncertainties. SBI's actual results may differ significantly from the results discussed in the forward-looking statements.

     VEI will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. VEI will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of SBI's common stock.


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.
--------------------------------------------------------------------------
     In October 2000 Vince Vellardita, the managing member of
VEI, was appointed interim President and CEO of SBI.  Upon the closing of the merger, Mr. Vellardita will receive approximately 18,927,491 shares of common stock and will retain the permanent
position of President and CEO.   In addition, Mr. Vellardita is currently
the beneficial owner of 300,000 shares of common stock (after a 2 for 1 stock split).

     Ronald Foster, who was previously the President and CEO, will receive a 5 year employment agreement commencing at the closing of the merger to serve as SBI's Vice President of Business Development. In addition, at the closing of the merger, the principals of VEI and Ronald Foster will enter into a stockholders' agreement, pursuant to which the VEI shares to be issued must be voted to elect Ronald Foster as a director for the ensuing 5 years.


INFORMATION ON CONSENTING STOCKHOLDERS
--------------------------------------
     Pursuant to SBI's Bylaws and the General Corporation Law of the State of Delaware, a vote by the holders of at least a majority of SBI's outstanding capital stock is required to effect the actions described in the summary term sheet. SBI's certificate of incorporation does not authorize cumulative voting. As of the record date, SBI had 12,324,878 voting shares of common stock issued and outstanding of which 6,162,440 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 4 current stockholders of SBI, are collectively the record and beneficial owners of 6,954,178 shares which represents 56.4% of the issued and outstanding shares of common stock. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the consenting stockholders voted in favor of the actions described herein in a written consent, dated October 16, 2000, attached here to as Exhibit B. The consenting stockholders' names, affiliations with SBI and their beneficial holdings are as follows:



Name            Affiliation      Shares Beneficially Held        Percentage
--------------------------------------------------------------------------------
Ronald Foster
Chairman, Past President and CEO,
Significant Shareholder*               4,154,178                    33.7%
--------------------------------------------------------------------------------
Larry Cahill
Significant Shareholder*               1,000,000                     8.11%
--------------------------------------------------------------------------------
Michael Graham
Significant Shareholder*               1,000,000                     8.11%
--------------------------------------------------------------------------------
Peter Papas Trust
Significant Shareholder*                 800,000                     6.49%
--------------------------------------------------------------------------------
Total                                  6,954,178                    56.4%
________________________________________________________________________________
* Significant Shareholder represents more than 5% voting equity interest

The consenting stockholders are acquaintances of Ronald Foster, a Director of SBI, and were instrumental in advising the board of directors on potential merger acquisition candidates. No consideration was paid for their consent.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------
     The following table sets forth information, as of October 31, 2000, as to each person who is known to SBI to be the beneficial owner of more than 5% of SBI's outstanding common stock and as to the security and percentage ownership of each executive officer and director of SBI and all officers and directors of SBI as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

Pre-Merger
                     Name and address    Security Ownership      Percentage
Title of                    Of           Amonut and Nature           Of
Class                Beneficial Owners   Of Beneficial Owners      Class
--------------------------------------------------------------------------------
Common
Ronald Foster
Chairman of the
Board                1239 South Glendale Avenue
                     Glendale, CA 91205        4,154,178              33.7%
--------------------------------------------------------------------------------
Common
Vince Vellardita
Interim President, CEO
                     26030 Avenue Hall Studio 5
                     Valencia, CA 913 55         300,000               2.43%
--------------------------------------------------------------------------------
Common
Karien Anderson
Director,
Secretary/Treasurer  1239 South Glendale Avenue
                     Glendale, CA 91205           0                    -
--------------------------------------------------------------------------------
Common
William Beggs
Director             1239 South Glendale Avenue
                     Glendale, CA 91205           0                    -
--------------------------------------------------------------------------------
Common
Claude Pichard
Director
                     1239 South Glendale Avenue
                     Glendale, CA 91205          10,000                 .08%
--------------------------------------------------------------------------------
Common
Larry Cahill         330 South Gate Court
                     Cedar Rapids, IA 52406   1,000,000                8.11%
--------------------------------------------------------------------------------
Common
Peter Papus Trust    432 NW 111 Avenue
                     Coral Springs, FA 33071    800,000                6.49%
--------------------------------------------------------------------------------
Common
Michael Graham       1804 Cherrywood Lane
                     Bluefield, WV 24701      1,000,000                8.11%
________________________________________________________________________________
Oficers and Directors
as a group ( 5 persons)                       4,464,178               36.22%

No other stockholder owns more than 5% of SBI's voting securities. After the merger referenced herein is effected, the following will represent the security ownership of certain beneficial owners and management:

Post-Merger

                     Name and Adress    Security Ownership        Percentage
Title of                   Of           Amount and Nature             Of
Class                Beneficial Owners  Of Beneficial Owners        Class
--------------------------------------------------------------------------------
Common
Ronald Foster
                  Chairman of the Board
                  Vice President
                  Business Development      4,154,178               4.72%
--------------------------------------------------------------------------------
Common
Vince Vellardita
                  Director, President, CEO 19,227,491              21.8%
--------------------------------------------------------------------------------
Common
Steven A. Weber
                  Director, CFO                 -0-                  --
-------------------------------------------------------------------------------
Common
David Weiner
                  Director                      -0-                  --
--------------------------------------------------------------------------------
Common
MMSV Partners, Inc.                        39,747,732              45.15%

--------------------------------------------------------------------------------
Common
FECL California, Inc.                      17,034,742              19.35%
--------------------------------------------------------------------------------
Officers and Directors as
a group ( 5 persons)                       23,381,669              26.22%
______________________________________________________________________________


SECTION 16(a) REPORTS
---------------------
     The requirements imposed by Section 16(a) of the Securities
Exchange Act of 1934, as amended, provide that SBI's officers and directors, and persons who own more than 10% of SBI's Common Stock, file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish SBI with copies of all such forms they file. Based solely on its review of the copies of such forms received, SBI believes that during its fiscal year ended December 31, 1999, the above referenced forms were filed on a timely basis.

ATTENDANCE OF SEATED DIRECTORS AT 1999 DIRECTOR MEETINGS
---------------------------------------------------------
     During SBI's fiscal year ended December 31, 1999, the Board held 41 meetings. Of the current directors, all attended at least 75% of those meetings. The Board held no separate committee meetings during that year. Outside directors received no cash compensation for their services; however, they were reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as directors of SBI.

RENUMERATION OF DIRECTORS AND OFFICERS
----------------------------------------
     For the fiscal year ended December 31, 1999, Ronald Foster, past President and CEO of SBI, received no compensation. No other officer of SBI received any cash or other compensation. The directors of SBI received no compensation for services rendered to SBI during the fiscal year ended December 31, 1999.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
----------------------------------------------------------
     Except with respect to the matters referenced above under "Interest of Certain Persons in or Opposition to Matters to be Acted
Upon", there has been no transaction or series of transactions, or proposed transaction during the last fiscal year to which SBI is a party in which any director, nominee for election as a director, executive officer, beneficial owner of 5% or more of SBI's common stock or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest exceeding $60,000.


NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS
---------------------------------------------------------------------
The following actions were taken based upon the unanimous recommendation by SBI's Board of Directors and the written consent of the consenting stockholders:

ACTION 1
ELECTION OF DIRECTORS
----------------------
     The Board of Directors unanimously nominated and the consenting stockholders have approved and elected 4 individuals as directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the following individuals has consented to serve as a director of SBI and there is no familial relationship between any nominated director and any current director or between any of the nominated directors.

       Name and Position in the Company         Age                  Since
       --------------------------------        ----                  -----

       Ronald Foster                            59                    1986
          Chairman of the Board

       Vince Vellardita                         42                    2000
          Interim President / CEO

       David Weiner                             41                     --
         Nominee

       Stephen A. Weber                         52                     --
         Nominee

     Ronald Foster. Mr. Foster, age 59, served as SBI's Chief
Executive Officer, President and Chairman of the Board from 1986 to
October 2000. Mr. Foster has been working with SBI since its inception in 1984. His primary responsibilities include finance, marketing and technical review. In addition to his responsibilities with SBI, Mr. Foster has held a number of other management positions over the years. From
1984 to 1986, he was Executive Vice President and Producer of Pioneer
Games of American Satellite Bingo, in Albany, Georgia. Mr. Foster was also the owner and operator of Artist Management & Promotions, Inc. a Georgia corporation, where he was responsible for coordinating television entertainers, sports figures and other celebrities for department store promotions. Previously, Mr. Foster served as president and director of Ed-Phills, Inc., a Nevada corporation, and Executive Vice President and member of the Board of Directors of Golden American
Network, a California corporation. From 1984 to 1994, he was the president and chief executive officer of ROPA Communications, Inc., a Georgia corporation, which owned and operated WTAU-TV-19 in Albany, Georgia. He created and produced "Stock Outlook 87, 88, and
89," a video presentation of public companies through Financial News
Network (FNN), a national cable network. Mr. Foster also has experience as technical director and associate producer for numerous national live sports broadcasts produced by ABC, CBS and WTBS. Mr.
Foster is Director/Producer/Writer of the Company Interactive Broadcast Programs. Other than SBI, Mr. Foster does not currently serve as a director of any reporting company.

     Vincent Vellardita. Mr. Vellardita is currently the interim
President and CEO of SBI and is the CEO of VEI.   Mr. Vellardita was
instrumental in having VEI acquire a 150,000 square foot production facility in Valencia, California that houses 8 sound stages that have been occupied for the past 4 years by the hit CBS series JAG and Fox's Power Rangers. Mr. Vellardita began his career in 1977 as a music producer and promoter of live shows and is credited with bringing Duran Duran and U2 to North America for their first tours on the continent. He also produced a benefit tour for the 1980 Presidential campaign of John Anderson. Mr. Vellardita does not currently serve as a director of any other reporting company.

     David Weiner. Mr. Weiner received his MBA degree from
U.C.L.A. and gained a wide variety of business experiences early in his career working in the investment banking and pension fund management arena. He joined the consulting group of Deloitte and Touche in 1988, where he provided general and corporate finance consulting services to a wide variety of entertainment, telecommunications, and direct response clients including K-tel International, Inc. Mr. Weiner joined K-tel in 1993, as Vice President of Corporate Development and was appointed President in September of 1996. His responsibilities included directing all United States operations of the company as well as its wholly owned subsidiaries in the Untied Kingdom, Germany and Finland. Mr. Weiner resigned as President of K-tel in 1998 to form W-Net, Inc., an Internet and software development and consulting firm. Mr. Weiner does not currently serve as a director of any other reporting company.

     Stephen A Weber. Mr. Weber is the Chief Financial Officer of
VEI. Mr Weber has over 20 years of experience in Finance and Management and is a certified public accountant. Prior to joining VEI, Mr. Weber was the managing partner of the regional audit firm, located in Los Angeles, California. Currently, in addition to his duties at VEI, Mr. Weber consults for a publicly traded Internet company, Genesis Intermedia.com, Inc., where he sits on the Board of Directors and is Chairman of the Audit Committee.

ACTION 2
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY
--------------------------------------------------------------------------------
     The Board of Directors and the consenting stockholders unanimously adopted and approved an amendment to the SBI's certificate of incorporation to change the corporation's name to ValCom, Inc., which is referred to as the "Name Amendment". The Name Amendment will be implemented by filing a certificate of amendment to the certificate of incorporation with the Delaware Secretary of State. The text of the Name Amendment is attached as Exhibit C and is incorporated herein by reference. In the judgment of the SBI Board of Directors, the change of the corporate name is desirable in view of the significant change in the SBI's character and strategic focus as a result of the merger with VEI.

     The Name Amendment will become effective upon the filing of the certificate of amendment with the Secretary of State of Delaware. Under federal securities laws, SBI cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

ACTION 3
AMENDMENT TO THE CERTIFICATE OF INCORPORATIONTO CHANGE THE PAR
--------------------------------------------------------------
VALUE OF PREFERRED STOCK
------------------------
     The Board of Directors and the consenting stockholders
unanimously adopted and approved an amendment to the SBI's certificate of incorporation to change the par value of its preferred stock which is referred to as the "Par Value Amendment". SBI's current capital structure authorizes 10,000,000 million shares of preferred stock at a par value of $5.00 per share. Delaware law computes the annual franchise tax based either on the authorized share method or the assumed par value capital method, but in no event is the annual franchise tax greater than $150,000. In order to reduce and minimize the annual franchise tax, the Board of Directors and the consenting stockholders unanimously adopted and approved an amendment to the SBI's certificate of incorporation to
change the preferred stock par value from $5.00 to $.001 per share.   The
text of the Par Value Amendment is attached hereto as Exhibit D and is incorporated herein by reference.

     The Par Value Amendment will become effective upon the filing of the certificate of amendment with the Secretary of State of Delaware. Under federal securities laws, SBI cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.


ACTION 4
AMENDMENT TO THE CERTIFICATE OF INCORPORATION
---------------------------------------------
TO INCREASE THE AUTHORIZED COMMON STOCK
----------------------------------------
     The Board and the consenting stockholders unanimously adopted and approved an amendment to SBI's certificate of incorporation to increase the authorized common stock from 40,000,000 to 100,000,000 shares, which is referred to as the "Authorized Shares Amendment.". The terms of the merger will make VEI a wholly owned subsidiary of SBI and the principals of VEI will receive shares of SBI's common stock based upon an agreed upon fair market valuation of the net assets of VEI. According to the audited financial statements of VEI for the year ended December 31, 1999, VEI recorded $8,424,047 in net assets, which represents approximately 83% of the total net assets of VEI and SBI combined. A copy of VEI's audited financial statement is included in this Information Statement. In order to consummate the merger, SBI will be required to issue 75,709,965 shares of common stock to the principals of VEI. The shares of common stock do not have any preemption rights. The text of the Authorized Share's Amendment is attached hereto as Exhibit D.

     Currently, SBI has 40,000,000 shares of common stock authorized of which 12,324,878 shares are issued and outstanding. As a result, SBI will not be able to consummate the merger without first implementing the Authorized Shares Amendment.

     The Authorized Shares Amendment will be implemented by filing the certificate of amendment with the Secretary of State of Delaware. Once SBI files the certificate of amendment, SBI will have 87,1675,122 shares of unissued shares of common stock available for issuance. SBI will immediately issue 75,709,965 shares to the principals of VEI and will cause the merger to be consummated. The shares will not be registered under the Securities Act of 1933, and may not be resold unless the shares are registered under the Securities Act or an exemption from such registration is available.

     The remaining unissued shares of common stock will be
available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions and the issuance or
reservation of common stock for employee stock options.   SBI's Board
would be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders' meeting or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If in a particular transaction shareholder approval were required by law or any stock exchanges or markets or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that SBI may have the requisite number of voting shares to consummate the transaction.

     The issuance of the shares will cause a dilution to the existing
SBI Stockholders. The 12,324,878 shares of common stock currently issued and outstanding will represent approximately 14% of the outstanding shares after the merger. The Authorized Share Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the certificate of incorporation or the Bylaws of SBI in effect on the date of this Information Statement. However, SBI stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of SBI or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving SBI. SBI is not aware of any proposed attempt to take over the company or of any attempt to acquire a large block of SBI's common stock. SBI has no present intention to use the increased authorized common stock for anti-takeover purposes.

     The Authorized Shares Amendment will become effective upon the filing of the certificate of amendment. Under federal securities laws, SBI cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement

BACKGROUND OF TRANSACTION
--------------------------
SBI's reason for the merger
--------------------------
     For the past several years, SBI sought unsuccessfully to raise capital or enter into a joint venture arrangement to fund its operations. To fund the administrative costs of operating a public corporation, SBI privately sold its common stock at a price of $.01 per share. The SBI
Board concluded that the dilution caused by these private offerings coupled with SBI's lack of success in obtaining funding for its former business warranted exploring other strategic alternatives. Because of its public, but relatively dormant status, SBI had received numerous inquiries regarding whether it would be interested in effecting a reverse merger with a private operating company. The Board decided to explore this possibility.

VEI's reason for the merger
---------------------------
     VEI has been a private operating company since its inception in
1996. During its years of operations, VEI grew in size at a nominal pace. VEI was able to finance its expansion plans based upon current operations and through various credit facilities from financial institutions, however VEI was limited to the scale of its acquisitions and expansion plan. Over the past year, new opportunities were presented to VEI including acquisition of production content, acquisition of companies in similar industry, and expansion of its existing facilities. However, due to its private status and limited financing, VEI was not in
the position to further explore these opportunities.   The management
decided that it was in VEI's best interest to become a publicly traded company and to leverage the advantages that comes with such as status.
In addition, management believed that for VEI to effectively compete in the rapidly changing entertainment industry, it must have the tools and resources that would allow it to have ready access to affordable capital.

      Although the traditional initial public offering was appealing, the cost, time, and existing market conditions outweighed the benefits. Management of VEI explored the possibility of acquiring a public shell
for purposes of a reverse merger.   VEI management believed that a
reverse merger into a public shell that is trading on a bulletin board and reporting with the SEC will allow VEI the ability to acquire other companies through the issuance of its trading stock and able VEI to readily attract private and public financing in the future.

Contacts between VEI and SBI
----------------------------
     Vince Vellardita, is a current stockholder of SBI and a close business acquaintance of Ronald Foster since 1988. During 1988 to 1990, Mr. Vellardita performed advertising and promotional consulting services for SBI's products. In June 2000, Mr. Vellardita purchased 150,000 restricted shares of SBI's at a purchase price of $37,500 under a private placement exempt from registration, the proceeds were used to pay existing liabilities of SBI. During the second quarter of 2000, Mr. Vellardita and Mr. Foster began to have informal discussions regarding the possibility of merging SBI and VEI.

     In May 2000, numerous meetings were held between Mr.
Vellardita and with members of the SBI Board to determine if, in fact, there were synergies between the two companies. Mr. Vellardita also had extensive discussions with the other members of VEI to consider the terms and conditions of a possible merger. VEI considered the price, the financial condition and compatibility of the businesses that VEI anticipates will result from the merger. The companies consulted with their financial and tax advisors, as well as their in-house and outside counsel regarding the financial terms and structure of a proposed merger.

     In August 2000, a meeting was held at the law firm of Pollet & Richardson who serves as outside counsel to SBI. Present at the meeting and representing VEI was Ms. Linda Layton, in-house counsel and Mr. Vellardita. Representing the interest of SBI was Mr. Ron Foster and Nimish Patel of Pollet & Richardson. The parties discussed the proposed merger including issues related to a tax-free reorganization, issuance of shares based upon formula of net assets, appointment of a new board, and the confirmatory of legal and accounting due diligence.


     On August 21, 2000, a letter of intent was executed between the principals of VEI and SBI. Through the month of September, both parties conducted due diligence and began the formal process of drafting the merger agreement. The SBI Board was satisfied with the exchange ratio based upon the net assets contributed by VEI and was satisfied by VEI's current audited financial statements and the management team.
The SBI Board concluded that a merger with VEI was in the best interest of SBI's existing stockholders and submitted the information to the consenting stockholders for their input and recommendation. On
October 16, 2000, the consenting stockholders executed a written shareholder resolution approving the action described in this Information Statement. On the same day, the parties to the merger executed a definitive Agreement and Plan of Merger . The text of the Agreement, excluding the corresponding schedules and exhibits, is being furnished with this Information Statement.

ABOUT SBI

Description of Business
------------------------
     SBI was originally organized in the State of Utah on September
23, 1983, under the corporate name of Alpine Survival Products, Inc. Its name was subsequently changed to Justin Land and Development, Inc.
during October, 1984, and then to Supermin, Inc. on November 20,
1985. On September 29, 1986, Satellite Bingo, Inc. was the surviving corporate entity in a statutory merger with Supermin, Inc., a Utah corporation. In connection with the merger, the former shareholders of Satellite Bingo, Inc. acquired control of the merged entity and changed the corporate name to Satellite Bingo, Inc. Through shareholder approval dated March 10, 1988, the name was changed to its current name of SBI Communications, Inc. On January 1, 1993, SBI executed a plan of merger that effectively changed the company's state of domicile from Utah to Delaware.

     In 1994, SBI acquired an 80,000 square foot facility on 2 acres of land located in Piedmont, Alabama in exchange for the issuance of 1,500,000 shares of preferred stock valued at $5.00 per share for a total consideration price of $7,500,000. The value of the Piedmont property was determined by an independent appraisal. As part of the purchase transaction, SBI received, from the prior owner, a warranty on the Piedmont property that was free and clear from all liens, assessments, and encumbrances. Subsequently, it was discovered that the State of Alabama had a tax lien in the amount of $750,000 and there was a prior
mortgage loan in the amount of $240,000.    The total liability owed on
the Piedmont property including the tax lien, mortgage loan and accrued
interest totaled $1,050,000.   SBI borrowed the outstanding amount from
a private party and paid the State of Alabama and the mortgage holder. The loan amount borrowed was secured by a first priority lien on the
Piedmont Property.   Currently, SBI is delinquent on its loan payment,
however, the private party lender has agreed to waive payment until
December 31, 2001.   SBI is working with a commercial lender to
refinance the Piedmont Property and to pay off the existing loan. SBI has made a demand for the reimbursement of the $1,050,000 from the prior owner of the property and has placed a stop order on 1,500,000 shares of the preferred stock.

     From 1994 through 1996, SBI did not have significant
operations and remained in dormant status. In 1997, SBI was engaged in leasing its 80,000 square foot facility to a charity organization for purposes of conducting bingo operations. During the fourth quarter of 1997, the charity organization defaulted on the lease agreement and was unable to make its monthly payments. SBI ceased its operations of leasing the facility in January 1998 and listed the Property for sale. In March 2000, SBI entered into a sales contract with a third party buyer for the sale of the Property for a net cash sale amount of $3,940,000. The sales contract was subject to financing by the buyer. The potential buyer was unable to obtain financing under favorable terms, and thus the
contract was mutually cancelled by the parties.   The Property continued
to be held for sale until September 30, 2000, when SBI entered into a letter of intent to merge with VEI, at which time the Property was no longer listed for sale.

     In September 2000, SBI abandoned is planned sale of the
Property and converted the 80,000 square foot facility as a venue for automobile and antique and collectible merchandise auctions. SBI has expended approximately $75,000 to modify the facility to accommodate
the auction style format.   The revenues from the auction is generated
from a listing fee charged to those customers that seek to display their products in the auction and a buyer and seller fee that is assessed when
the product is actually sold and purchased.   Since its inception, the
auction has not generated significant amount of revenues. SBI continues to market the auction through print and radio advertising in the Birmingham and Atlanta regions.

     SBI uses its on-site facility and the internet for the distribution of its auction services. Currently, SBI's competition is from Manheim Inc./Cox Communications, which hosts a weekly auto auction in
Birmingham, Alabama.   Due to the financial resources of  Cox
Communication, a fortune 500 company, SBI may not be able to effectively compete in the same region and therefore it may have a materially adverse effect on SBI's results of operations.

     SBI has a Automobile Dealers License issued by the State of
Alabama and an Auction License issued by the City of Piedmont. No governmental approval for the auction is required. Except for the requirement that the auctioneer is licensed by the state, there are no other
governmental regulations effecting the auction business.   SBI uses
license auctioneers and employs a total of 20 employees of whom 8 are full time.

Legal Proceedings

     There are no legal proceedings instituted against SBI.


Market for Common Equity and Related Stockholder Matters

SBI's common stock is traded over-the-counter and quoted on the OTC Electronic Bulletin Board on a limited and sporadic basis under the symbol "SBID." The reported high and low bid and asked prices for the common stock are shown below for the period through December 31, 2000. The source for the data was obtained from the NASDAQ Trading
& Market Services Department. The prices presented are bid and ask prices, which represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the broker-dealer. The prices do not necessarily reflect actual transactions.

                                         Bid                   Ask
                                        -----                 -----
                                   Low         High        Low      High
                                  -----        ----        ---     -----

1998
       First Quarter             $.15625     $.25000   $.28125    $.50000
       Second Quarter            $.15625     $.31250   $.21875    $.43750
       Third Quarter             $.12500     $.31250   $.28125    $.43750
       Fourth Quarter            $.12500     $.13000   $.25000    $.31250

1999
       First Quarter             $.13000     $.18750   $.18750    $.31250
       Second Quarter            $.12500     $.15625   $.21875    $.21875
       Third Quarter             $.01000     $.12500   $.06000    $.21875
       Fourth Quarter            $.02000     $.24000   $.04000    $.30000

2000
       First Quarter             $.11000     $.38000   $.16000    $.50000
       Second Quarter            $.09380     $.31250   $.16500    $.34380
       Third Quarter             $.12550    $3.5300    $.19000    $3.5313
       Fourth Quarter            $.23000    $2.1400    $.25000    $2.1563

As of December 31, 2000 there were approximately 3,500 stockholders of record of the common stock.

Dividends
---------
     SBI has not paid any cash dividends on the common stock and does not expect to do so in the foreseeable future. SBI anticipates that any earnings generated from future operations will be used to finance its operations. No restrictions exist upon our ability to pay dividends.


Changes in and disagreement with accountants on accounting and financial disclosure

     There were no disagreements with the accountant on accounting and financial disclosure matters

ABOUT VEI
----------
Description of Business
-----------------------
     VEI is a limited liability company organized in November 1996 under the laws of the State of California for the purpose of operating a studio facility in Valencia, California and the development, financing
and production of entertainment content.    Mr. Vellardita, is the CEO
and COO of VEI and currently is the interim President and CEO of SBI.

     VEI's business includes television production for both network and syndicate, motion pictures, sports, internet and real estate holdings, however, revenue is primarily generated through the lease of the sound stages. VEI, which owns 6 acres of real property and a 120,000 square feet production facility in Valencia, California, is currently the studio set for JAG, produced by Paramount Pictures and Power Rangers produced by Saban productions. In addition, VEI's facilities include six sound stages that have been operating at full capacity since 1995. VEI recently leased an additional 3 acres and 52,000 square feet production facility which includes two full service sound stages, for a total of eight sound stages. VEI's past and present clients include Warner Bothers, Universal Studios, MGM, HBO, NBC, 20th Century Fox, Disney, CBS, Sony,
Showtime, and the USA Network. In addition to leasing its sound stages, VEI also has a small library of wholly owned television content that are ready for worldwide distribution, and several major series in advanced stages of development.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------
     VEI's membership interests does not have a public trading market and none is expected in the near future. The members of VEI consist of Vincent Vellardita, MMSV Partners, Inc., a California corporation, and FECL California, Inc., a California corporation.

Dividends

     VEI has not paid any cash dividends on its membership interest and does not expect to do so in the foreseeable future. VEI anticipates that any earnings generated from current and future operations will be
used to finance its operations.   No restrictions exist upon our ability to
pay dividends.

Changes in and disagreement with accountants on accounting and financial disclosure

     VEI has had only one independent auditing firm, which is the certified public accounting firm of Jay J. Shapiro, C.P.A., a professional corporation, in Encino, California. There were no disagreements with the accountant on accounting and financial disclosure matters.



            PRO FORMA SELECTED FINANCIAL DATA (UNAUDITED)
            ---------------------------------------------
     In October 2000, SBI entered into an agreement to issue
75,709,965 shares of common stock to acquire 100% ownership VEI.
This transaction will be treated as a reverse acquisition merger for accounting purposes. If the transaction had taken place as of January 1, 2000, SBI's pro forma consolidated net assets would have been $10,221,168 and the shares outstanding 88,034,843.

     The September 30, 2000 pro forma selected financial data was derived from the unaudited consolidated financial statements of SBI and VEI. This interim period data does not included all disclosures provided in the annual audited financial statements or all disclosures required by generally accepted accounting principles.

     In the opinion of SBI's management, the accompanying pro forma selected financial data contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. In August 2000 SBI effected a 2 for 1 split of its Common Stock. The financial data in these statements reflects the post-split basis.



PRO FORMA BALANCE SHEET
September 30, 2000

              Valencia                   SBI
             Entertainment          Communications,  Adjustments
             Enternational, LLC          Inc.         Dr. (Cr.)    Combined

Current Assets $   168,881        $       44,541                $   213,422
Property and
Equipment       11,747,867             3,955,240                  5,703,107
Other Assets       327,729                20,500     (20,000) (1)   328,229
              --------------        -------------   ----------   -----------
        $       12,244,477          $  4,020,281   $ (20,000)  $ 16,244,758

Current
Liabilities $      311,355          $  2,716,444   $  20,000  (1)$3,007,799
Long-Term
Liabilities      5,878,744                                        5,878,744
Preferred stock                        7,715,000                  7,715,000
Common stock                               6,181     (75,710)(2)     81,891
Paid in capital                        4,175,039   4,175,039 (2-3)      0
Ret. earnings
(deficit)          349,972           (10,592,383) (9,803,735)(3)   (438,676)
Partners equity  5,704,406                         5,704,406 (2)        -
               ------------         -------------  -------------  -----------
        $       12,244,477         $   4,020,281 $    20,000  $  16,244,758
        ___________________         _____________  _____________ ____________


                         PRO FORMA INCOME STATEMENT
                    Nine Months Ended September 30, 2000

                      Valencia          SBI
                    Entertainment    Communications,
                  International, LLC     Inc.       Adjustments    Combined
--------------------------------------------------------------------------------
Revenue     $         1,194,282     $     0                     $  1,194,282
Operating Expenses    1,151,455       451,586                      1,603,401
Income from Operations   42,827      (451,586)                       408,759
Interest Expense       (412,496)     (100,000)                      (512,496)
                      ----------   ------------    ------------    ------------
Net Income (Loss)  $   (369,669) $   (551,586)          0       $   (921,255)

Net Income Per Share $   (0.00)    $   (0.00)                    $    (0.00)
                      ---------       -----------    --------- --------------

(1) Non-interest bearing note due on demand
(2) Issuance of 75,709,965 shares of common stock to VEI
(3) Re-capitalization adjustment to reflect reverse merger acquisition.


NOTE: The reverse merger method of accounting is being applied whereby the financial statements of SBI and VEI are combined and re-capitalization takes place. Pursuant to the reverse merger, VEI
becomes the acquiring entity for accounting purposes.   The net book
value of SBI as of September 30, 2000 has been determined to be its fair market value. The fair market value was based upon a negotiated offer to purchase SBI only assets, the land and building, by an independent third party. SBI and the third party entered into a written sales contract that was subject to financing that was ultimately never obtained. Subsequently, Management recorded the value of the assets to the negotiated price since the fair market amount was less than book value.


Management's Discussion and Analysis of Financial Condition and
---------------------------------------------------------------
Results of Operations:
----------------------
SBI
---
Plan of Operation:
------------------
     During the next 12 months, SBI plans to continue to market and host its auction for automobiles and antique and collectible merchandise using its 80,000 square foot facility located in Piedmont, Alabama. For the next 12 months, the auction will require an additional $50,000 in capital improvement and approximately $150,000 for marketing and advertising. In addition, SBI is delinquent in its mortgage note payable in the amount of $1,050,000 plus accrued interest of $200,000, which the private party lender has agreed to extend until December 31, 2001.

     Since the implementation of the auction business plan, SBI has not generated significant revenues, thus in order for SBI to satisfy its cash requirement for the next 12 months, it will have to borrow or raise additional funds. Currently, management is in the process of looking into refinancing the existing Piedmont Property in the amount of $2,000,000. The funds will be used for the payment of the existing mortgage loan and for operating cash flow for the next 12 months. In the event SBI is unable to obtain favorable financing, VEI has agreed to provide any necessary financing for the next 12 months.

     For the next 12 months, SBI does not plan to purchase or sell any significant property or equipment and does not expect any significant changes in the number of employees.

September 30, 2000 and 1999

     SBI generated revenues of $-0- during its third fiscal quarter ended September 30, 2000, as compared to $-0- in the comparable period of the prior fiscal year. SBI expects to generate revenue from its on-site auction in the Piedmont facility and through the use of its website beginning in 2001.

     General and administrative costs of SBI totaled $150,000 during the third quarter of 2000 versus $33,000 in the comparable 1999 quarter, which represents a 433% increase. Most of the current period's costs were comprised of the development of the SBI's web site, which are not fixed expenses. The balance is primarily comprised of professional cost. The nine months ended September 30, 2000 reflects $294,000 increase over the 1999 period due to website development cost and professional fees.

     Interest and financing cost totaled $35,000 during the third quarter of 2000 as compared to $40,000 in the comparable 1999 period, and for the nine months ended September 30, 2000, such costs were $100,000 versus $120,000 for 1999.

     SBI did not record any tax expense during the current quarter or comparable year-ago period due to tax loss carry forwards. SBI's tax loss carryforward balance at the end of fiscal 1999 was in excess of $9 million.

     Net loss for the nine months of 2000 was $492,826. The loss was primarily due to the development of SBI's web site and the renovation of the auction facility in Piedmont and professional fees.

     The sale of the property located in Piedmont, Alabama for net proceeds of $3,940,000, pending as of June 30, 2000 was subsequently cancelled because the purchaser was unable to obtain financing under favorable terms. SBI has decided to develop the property as a venue for auto and antique and collectible merchandise auction. SBI spent $75,000 for renovation of this property in September 2000.

December 31, 1999 and 1998

     Total assets as of December 31, 1999 and 1998 were $3,940,000. SBI had a working capital deficit of ($2,143,000) and ($1,854,000) as of December 31, 1999 and 1998 respectively. SBI's excess of current liabilities over current assets was principally due to administrative expenses incurred during the development stage that have been funded by the majority stockholder in the form of advances due on demand. SBI has had some success in issuing stock for services, and accordingly has kept the working capital deficit to a minimum during these years.

     SBI continues to operate in the development stage with no significant cash flow being generated from operating activities in 1998 or 1999. SBI was not able to generate any revenues from operations in 1999 or 1998. Total revenues for calendar year ended December 31, 1997 were $544,662 earned primarily from rental fees collected from charities that sponsor bingo games. Rental fees collected from those entities ended in 1997.

     Since its inception, SBI's only significant sources of capital have been from the sale of common stock and loans from shareholders.
See a discussion of these transactions under Related Party Transactions, and in the Consolidated Financial Statements of the Company. SBI has also acquired significant assets through the sale of convertible preferred stock. Other operations are anticipated for the facility acquired in 1994 and SBI anticipates generation of revenues from this facility sufficient to cover administrative costs still being incurred as the SBI moves forward in its development stage.

SBI's expenses can be summarized as follows:

 Fiscal Year Ended                                      December 31,
                                                   1999              1998
                                                  -----             -----

    Salaries and related expenses               $130,000            130,000
    Other general and administrative expenses        0           $   88,069
   Interest expenses and finance charges        $159,000         $   40,000


VEI
----
September 30, 2000 and 1999

     As of September 30, 2000 VEI had negative working capital of $142,000. Total assets were $12,244,477 and total liabilities were $6,190,099. For the nine months ended September 30, 2000 VEI had revenue of $1,194,282. All revenue earned during the period were from studio rental.

     Rental revenue increased from $910,628 to $1,194,282 for the nine months ended September 30, 2000 versus the nine months ended September 30, 1999, an increase of $283,654 or 31%. The increase is due to increases in monthly rents per contract and increases in overhead costs charged to tenants. There was no production revenue earned for the nine month period ending September 30, 2000 since no production was undertaken by VEI. Production revenue was $195,000 for the same period last year. Subsequent to September 2000 $36,000 in production revenue has been earned. In accordance with generally accepted accounting principles revenue has not been recognized until or unless a distribution contract is entered into. Several contracts are in the final stages of negotiation. Production revenue has in the past and will continue to vary from period to period depending on the timing of the completion of production and its successful marketing.

     Production costs for the comparable nine month periods have increased from $72,287 to $199,618 or $127,331 representing a 176% increase. Marketing and development costs accounted for most of the production costs. Management reviews production costs on a quarterly basis and records write-offs as needed. Production costs tend to fluctuate from period to period depending on the number of productions and the stages of the production cycle. Production costs have decreased subsequent to September.

     Interest expense was $412,496 for the nine month period compared with $219,441 for the comparable period. The 88% increase was due to increased mortgage interest. The mortgage on the facility was refinanced in December 1999 with an additional borrowing of approximately $2,700,000. The effective interest rate on the refinanced mortgage also increased from 8.6% to 10.3%.

     The $365,639 or 79% increase in administrative and general expense is due primarily to increases in four categories; (1) increase facility costs, largely offset by increases in costs billed to tenants discussed in relation to rental revenue above, (2) increase in rent expense discussed below, (3) increases in legal and accounting fees incurred in anticipation of the merger, and (4) compensation paid to company employees.

      In July 2000 VEI leased an additional building adjacent to its current facility for $29,000 per month. The building, which was leased as a studio rental property, had not been fully rented as of September 30, 2000. The planned use of the building was two sound stages and office space. One of the two stages was leased out commencing in July 2000 for $13,000 per month. The second sound stage has not been built out and is still not rented or leased. The office space was not rented until October 2000. Management's plan is to rent/lease the combined facility for approximately $50,000 per month.

Trends events of uncertainties :

     The Screen Actors Guild and the Screen Writers Guild may go on strike starting May 2001. While not materially affecting the studio operation of VEI because of long-term contracts, the strike may affect VEI's plans for its own productions which could have a material affect on Valencia's projected income for 2001 and 2002.

VEI's internal and external source of funding:

     VEI has obtained lines of credit from City National
Bank for $400,000 and projects positive cash flow from its studio
division.   VEI has sufficient funds to operate for the next 12 months through its use of the credit facility and projected positive cash flow from its operation of business.

December 31, 1999 and 1998

     Working capital was $2,441,000 and ($177,000) as of December 31, 1999 and 1998 respectively. Total assets were
$14,613,000 as of December 31, 1999 an increase of $2,694,000 from December 31, 1998 total assets of $11,919,000. As of year end 1999 total liabilities increased to $6,191,000. from 1998 year end of 3,415,000 The significant increase in total assets, total liabilities and working capital from 1998 to 1999 is a result of the refinancing of the Studio Facility in December 1999. This refinancing increased the mortgage payable by $3,087,000 and correspondingly increased Cash, Mortgage
Escrow Holdback and Prepaid Loan Fees in total by $2,710,000.
Subsequent to December 31, 1999 VEI distributed $2,000,000 to an affiliate. Such distribution reduced the respective ownership interest.

     For year ended December 31, 1999 VEI had revenue of $1,474,000, operating expenses of $780,717 and net income of $400,866. Income before depreciation and interest for the year was $828,830.

     Production revenue increased from $105,000 in 1998 to $260,000 for the year ended December 31, an increase of $155,000 or 148%. In accordance with generally accepted accounting principles production revenue has not been recognized until or unless a distribution contract is entered into. Rental revenue for the year ended December 31, 1999 was $1,214,171 an increase of only $47,000 from the prior year due to minor rate changes. .In general, other income and expense accounts have not fluctuated significantly from the year ended December 31, 1998 to 1999.


ADDITIONAL  INFORMATION  REGARDING  THE
TRANSACTION

Contact  Information:

The  principal  executive  offices  of  SBI   are:

26030 Avenue Hall Studio 5
Valencia, CA 91355
Telephone:  (661) 257-8000
Contact  Person:  Ronald Foster,  Chairman of the Board

The  principal executive  offices  of  VEI are:

26030 Avenue Hall, Studio 5
Valencia, CA 91355
Telephone:  (661)  257-8000
Contact  Person:  Vince Vellardita, CEO

Business  Conducted:

     SBI is in the business of providing and hosting auctions for automobiles and antique and collectible merchandise. SBI uses its 80,000 square foot facility in Piedmont, Alabama as its venue for the auction. Over the last several years, SBI did not have any material operations and remained dormant.

     VEI is a entertainment conglomerate that includes television production, for both network and syndicate, motion pictures, sports, internet and real estate holdings. VEI, which has 6 acres and a 120,000 square feet production facility in Valencia California, is the studio set for JAG produced by Paramount Pictures and Power Rangers produced by Saban Productions. In addition, VEI's facilities include six sound stages that have been operating at full capacity since 1995. Recently, Valencia leased an additional 3 acres and 52,000 square feet of production facility which includes two full service sound stages, for a total of eight sound stages. Valencia's clients include, Warner Bothers, Universal Studios,
MGM, HBO, NBC, 20th Century Fox, Disney, CBS, Sony, Showtime, and the USA Network.

Terms  of  the  Transaction:
---------------------------
     Pursuant to the terms of the Agreement:

      (1) VEI will merge with and into SBI's wholly owned subsidiary, Valencia Acquisition, with VEI being the surviving limited liability company and becoming wholly owned subsidiary of SBI;

      (2) all of the outstanding shares of capital stock of Valencia Acquisition will be exchanged for all of the outstanding membership interests of VEI, with all of the outstanding Valencia Acquisition shares being cancelled concurrent with the Merger; and

     (3) SBI will issue 75,709,965 shares of its authorized but unissued common stock to the principals of VEI.

     The reason for engaging in the transaction is that the Board of Directors of SBI believes that the business engaged in by VEI has substantial growth potential, will compliment its existing business, and will enhance shareholder value in the future. A majority vote of the outstanding shares is required under SBI's Bylaws and under Delaware law. The consenting stockholders who represent 56.4% of the issued and outstanding shares have approved the transaction and the actions to be undertaken.

     As a result of the merger, the stockholders of SBI will suffer substantial dilution in their interests in SBI. Following the transaction, the current SBI stockholders will own approximately 14% of the outstanding common stock. Consequently, not only will the SBI stockholders' capital interest in SBI be reduced from 100% to 14%, but their voting power will be similarly reduced. Following the merger, the current members of VEI will own 86% of the outstanding common stock of SBI and will be able to control SBI's affairs, including the election of all members of the Board of Directors.

     The definitive merger agreement contains standard representations and warranties and provides for the mutual indemnification of the parties for breaches of such representations and warranties. The accounting treatment of this transaction will be under the requirements of a reverse merger which results in the legal acquirer, SBI, being the accounting acquiree under purchase accounting.

Regulatory  Approvals
---------------------
     There are no federal or state regulatory requirements that must be complied with in regard to this transaction.

Reports,  Opinions,  Appraisals:
--------------------------------
     No reports, opinions or appraisals were obtained in connection with this transaction.


                VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                -----------------------------------------

                            FINANCIAL STATEMENTS
                           ---------------------

                         December 31, 1999 and 1998
                        ---------------------------


                           CONTENTS OF REPORT
________________________________________________________________________________

Page  1          Accountants' report
Page  2          Balance sheet
Page  3          Statements of operations
Page  4          Statements of cash flows
Page 5-9         Notes to financial statements



INDEPENDENT AUDITORS REPORT
___________________________


To the Board of Directors
Valencia Entertainment International, LLC:


We have audited the accompanying balance sheet of Valencia
Entertainment International, LLC as of December 31, 1999, and
December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and December 31, 1998, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles.


Jay J. Shapiro, C.P.A.
A professional corporation


Encino, California
October 17, 2000



                   VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                                BALANCE SHEET
                                 December 31



                                               1999             1998
                                               ====             ====


                                   ASSETS
                                  -------

Cash (Note 6)                          $    2,278,694     $     8,835
Accounts receivable                           106,812          48,144
Mortgage escrow holdback                      327,900             0
                                           -----------       ----------

Total Current Assets                        2,713,406          56,979


Fixed assets - net (Notes 2 and 3)         11,760,154      11,855,999
Production costs                               28,000           6,170
Prepaid loan fees                             111,668
                                          -------------    -----------
Total Assets                           $   14,613,228    $ 11,919,148
                                      ================= ==============


                           LIABILITIES AND EQUITY
--------------------------------------------------------------------------------

Accounts payable                      $      114,181      $    51,929
Loans payable                                 75,000           55,000
Mortgage payable - current portion (Note 3)   83,536          126,928
                                           ----------         ------------
Total Current Liabilities                    272,717          233,857

Mortgage payable (Note 3)                  5,916,464        3,181,670
                                           -----------     ------------
Total Liabilities                          6,189,181        3,415,527


Commitments (Note 5)

Equity:
 Capital (Note 2, 4 and 6)                 7,704,406        8,184,843
 Accumulated income                          719,641          318,775
                                           ----------       ----------
                                           8,424,047        8,503,621
                                          ----------       ----------
Total Liabilities and Equity           $  14,613,228     $ 11,919,148
                                      ===============   ==============

             See accompanying notes to financial statements


              VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                      STATEMENTS OF OPERATIONS
                       Year ended December 31
                       ----------------------

                                           1999                 1998
Revenue:
  Rental                             $  1,214,171            1,166,983
  Production                              260,000              105,135
                                    -----------------     -------------
                                        1,474,171            1,272,118

Costs and Expenses:
  Production                               83,049               63,195
  Selling and promotion                    89,017               74,562
  Depreciation                            135,376              133,620
  Administrative and general              473,275              490,363
                                         --------             --------
 Total                                    780,717              761,740
                                         --------            ---------

Operating income                          693,454              510,378
Interest expense                         (292,588)            (298,292)
                                         ---------           ----------
Net income                           $    400,866              212,086

Proforma provision for income        $    160,346               85,000
taxes (Note 6c)

Proforma net income per              $      0.00                 0.00
share (Note 6c)


             See accompanying notes to financial statements

                 VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                         STATEMENT OF CASH FLOWS
                          Year ended December 31
                          -----------------------

                                                1999           1998
                                               -----           ----
Operating Activities:
 Net income                                $  400,866    $    212,086
Items Not Requiring Cash Outlays:
   Depreciation and amortization              135,376         133,620
                                            ----------     -----------
                                              536,242         345,706
Changes in:
Receivables                                   (58,686)          6,259
Other assets                                  (21,830)         (6,170)
Accounts payable and other accrued expenses    62,272          14,000
Loans payable                                  20,000         (55,000)
                                             ----------     -----------
Cash Provided by Operations                   537,998         304,795

Investing Activities:
Acquisition of fixed assets                   (39,534)       (110,051)
   Cash Used by Investing Activities          --------       ---------
                                              (39,534)       (110,051)

Financing Activities:
Principal payments on former mortgage        (152,000)       (149,786)
Repayment of former mortgage               (3,261,165)              0
Proceeds from mortgage refinancing          5,664,997               0
Withdrawal of capital contribution           (480,440)        (55,000)
Cash Provided (Used) by Financing Activities-----------     -----------
                                            1,771,392        (204,786)

Increase (Decrease) in Cash and
Cash Equivalents                            2,269,859         (10,042)
Cash and cash equivalents,
beginning of year                               8,835          18,877
                                          ------------      -----------
Cash and cash equivalents, end of year  $   2,278,694     $     8,835
                                          ------------      -----------

Supplemental disclosure of cash flow information:
      Interest paid                     $     299,000     $   291,000

      Income taxes                      $           0     $         0

      Capital contribution -
      land and buildings                $           0     $ 8,114,000

             See accompanying notes to financial statements


                 VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                 ------------------------------------------
                     STATEMENT OF PARTNERS' CAPITAL
                     ------------------------------
                Year ended December 31, 1999 and 1998
                -------------------------------------
                            Partners'         Accumulated
                             Capital           Income               Total

Balance January 1, 1998  $ 8,576,658     $     106,689       $    8,683,347

Net income for the year                        212,086              212,086

Distributions               (391,812)                              (391,812)
                       _______________________________________________________

Balance December 31, 1998$ 8,184,846           318,775            8,503,621

Net income for the year                                             400,866

Distributions               (480,440)                              (480,440)
                       ________________________________________________________

Balance December 31, 1999$ 7,704,406          $719,641           $8,424,047
                       ========================================================
             See accompanying notes to financial statements


                  VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                  -----------------------------------------
                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------
                         December 31, 1999 and 1998
                         --------------------------

Note 1:
Summary of Significant Accounting Policies
------------------------------------------
Following is a summary of the significant accounting policies followed in the preparation of these financial statements, which policies are in accordance with generally accepted accounting principles:

Nature of Business
------------------

Valencia Entertainment International, LLC (the "Company") is a limited liability corporation organized in November 1996 under the laws of the State of California for the purpose of operating a studio facility in Valencia, California and the development,financing and production for entertainment content. The Company is managed pursuant to the Amended Operating Agreement dated January 1, 1998 (the "Agreement").

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Concentration of Credit Risk
----------------------------

Financial instruments that potentially subject the Company to concentrations of riskconsist of trade receivables principally arising from monthly leases. Management believes all receivables to be fully collectible.


Cash Equivalents
-----------------

The Company maintains cash and cash equivalents (short-term highly liquid investments with original maturity less than three months) with various financial institutions. From time to time, cash balances may exceed Federal Deposit Insurance corporation insurance limits.

               VALENCIA ENTERTAINMENT INTERNATIONAL. LLC
               -----------------------------------------
                    NOTES TO FINANCIAL STATEMENTS
                    -----------------------------
                     December 31, 1999 and 1998
                    ----------------------------
Note 1:
Summary of Significant Accounting Policies (Continued
-----------------------------------------------------
Fair Value of Financial Instruments
-----------------------------------

The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments.
The carrying value of short and long-term debt approximates fair value based on discounting the projected cash flows using market rates available for similar instruments. None of the financial instruments are held for trading purposes.

Depreciation
------------

For financial and tax reporting purposes, the Company follows the policy of providing depreciation and amortization on the straight-line and accelerated declining balance methods over the estimated useful lives of the assets, which are as follows:

Building                                           39     Years
Building Improvements                              39     Years
Office Furniture and Equipment                 5 to 7     Years

Amortization of Prepaid Loan Costs
----------------------------------

For financial reporting purposes, costs are amortized on the straight line method over 10 years, the life of the related loan.

Income Taxes
------------

The Company files it's taxes as a Partnership under the laws of the United States and as a Limited Liability Company under the laws of the State of California. In both cases the Partners/Owners of the company report as individuals their share of the income of the Company and individually pay all related income taxes.

Impairment of Long-Lived Assets
-------------------------------
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on and estimate ofundiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets are based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.


Revenue Recognition
-------------------
Revenues from the theatrical distribution of motion pictures are recognized when motion pictures are exhibited. Revenues from video sales are recognized on the date that video units are made widely available for sale by retailers. Revenues from the licensing of feature films and television programming are recorded when the material is available for telecasting by the license and when certain other conditions are met.
Rental revenue is recognized monthly pursuant to written contracts.


            VALENCIA ENTERTAINMENT INTERNATIONAL. LLC
            ------------------------------------------
                  NOTES TO FINANCIAL STATEMENTS
                  -----------------------------
                   December 31, 1999 and 1998
                   --------------------------

Note 2:
Property and Equipment
----------------------

Property and equipment at December 31, consists of the following:
-----------------------------------------------------------------
                                           1999                 1998
                                           ----                 ----
Land                                  $ 6,892,292    $      6,892,292

Building                                4,028,785           4,028,785

Building Improvements                   1,062,473           1,025,648

Office furniture and equipment             24,156              21,450
                                      -----------       --------------
 Total                                 12,507,706          12,468,175


Less: Accumulated Depreciation           (747,552)           (612,176)
                                       -----------      --------------
 Net book value                        11,760,154     $    11,855,999


Note 3

Notes Payable
-------------

Following is a summary of the Company's Notes Payable at year end.
                             December 31,
                                             1999          1998
                                             ----          ----
Promissory note payable to Great-West Life
Insurance Company due in monthly installments of
principal and interest of $33,944 at 8.625% per annum.
The note is secured by a Deed of Trust on the Valencia
Studio property.  The note was refinanced in
December 1999.                                           $2,913,598


Promissory note payable to First Fidelity Investment
and Loan due in monthly installments of principal and
interest of $54,648 at 10.03% per annum.  The rate is
variable dependent on the 6 month US T-Bill rate.
The note is secured by a Deed of Trust on the Valencia
Studio property.
The Note matures December 2009              $ 6,000,000

Various other loans, short-term,
8.00%-9.00% interest                             75,000      55,000
                                            ------------    ----------
Total                                        6,075,000    3,363,598

Less: Current maturities                       158,536      181,928
                                             -----------   --------
Notes Payable                              $ 5,916,464   $3,181,670
                                           =============  ==========


              VALENCIA ENTERTAINMENT INTERNATIONAL  LLC
              -----------------------------------------

                  NOTES TO FINANCIAL STATEMENTS
                  ------------------------------
                    December 31, 1999 and 1998
                    --------------------------
Note 3

Notes Payable (Continued)
------------------------
Maturities on the notes are as follows:
           2000                             $  158,536
           2001                                 92,283
           2002                                101,946
           2003                                112,622
           2004                                124,415
And thereafter                               5,485,198
                                           --------------
                                         $   6,075,000


The Company's average short-term weighted interest rate is 9% and 8.5% respectively, for 1999 and 1998.

Note 4

Partners' Capital
-----------------
In January 1997 Magic Movie Studios of Valencia, LLC, a California partnership, contributed property including land and buildings with a net book value of $11,370,412 to the Company. The land and buildings contributed were subject to a Deed of Trust with an unpaid balance of $3,256,566. The capital accounts of the individual partners were credited for $8,114,000 and the Agreement recognizes their 50% ownership of the Company.
The contribution has been recorded at the carry over cost value. This amount is consistent with the fair market value based on an independent appraisal.

Note 5:
Commitments
-----------
In May 2000 the Company leased additional facilities adjacent to it's current location. The lease has a term of five years. Initial monthly base rent is $29,000 with annual increases until 2004 when base rent will be $34,585.


Note 6:
Subsequent Events
-----------------

a. The Company distributed $2,000,000 cash to an affiliate, Magic Movie Studios of Valencia, LLC, on January 11, 2000. Such distribution reduces the respective ownership interest in the Company.

b. A lease was executed on May 11, 2000 for approximately 52,000 square feet of additional facility space.


              VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                     NOTES TO FINANCIAL STATEMENTS
                      December 31, 1999 and 1998


Note 6:
Subsequent Events (Continued)
-----------------------------

c. In August 2000, the Company entered into a letter of intent with SBI Communications, Inc. a publicly-traded Delaware corporation (SBI), to be acquired for 86% of all the outstanding stock of SBI. This transaction will be treated for accounting purposes as a reverse acquisition merger.

Such transaction will provide the company with 75,709,965 million shares of SBI common stock.

Pro forma computations are based on these shares and at a 40% income tax rate.


             VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
            ---------------------------------------------
                     UNAUDITED FINANCIAL STATEMENTS
                     ------------------------------
                         September 30, 2000
                         ------------------



CONTENTS OF REPORT


 Page 1 Balance sheet
 Page 2 Statements of operations
 Page 3 Statements of cash flows
 Page 4-8Notes to financial statements



                VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                -----------------------------------------
                    BALANCE SHEET (UNAUDITED)
                    -------------------------
                       September 30, 2000
                      ----------------------

                               ASSETS
                               ------
     Cash                          $        80,738
    Accounts receivable                     88,143
                                       -------------
         Total Current Assets              168,881
                                       --------------


   Fixed assets - net (Notes 2 and 3)   11,747,867
                                       --------------
    Deposits                                50,000

  Production costs                         174,436
    Prepaid loan fees                      103,293
                                        -------------
                                           327,729
 Total Assets                      $    12,244,477
                                    -----------------


                      LIABILITIES AND EQUITY
                      ----------------------

 Accounts payable                   $      178,063
 Loans payable                              30,000
 Due to affiliates                          16,175
 Mortgage payable - current
 portion (Note 3)                           87,117
                                         -----------
 Total Current Liabilities                 311,355

 Mortgage payable (Note 3)               5,878,744
                                        ------------
 Total Liabilities                       6,190,099


 Commitments (Note 5)

 Equity:
   Capital (Note 2 and 4)                6,054,378
                                       ------------

 Total Liabilities and Equity        $  12,244,477
                                     ==============




              VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
              -----------------------------------------
                STATEMENTS OF OPERATIONS (UNAUDITED)
                ------------------------------------
                  Nine months ended September 30,
                  -------------------------------

                                             2000             1999
                                             ----             ----

      Revenue:
          Rental                     $     1,194,282       $ 910,628

       Production                                  0         195,000
                                          -----------    ------------
                                           1,194,282       1,105,628

      Costs and Expenses:
     Production                              199,618          72,287
     Selling and promotion                    18,306          46,763
     Depreciation                            102,936         101,532
     Administrative and general              830,595         464,956
                                           -----------     ----------
      Total                                1,151,455         685,538
                                          ------------     ----------

 Operating income                             42,827         420,090

  Interest expense                          (412,496)       (219,441)
                                           -----------      ---------
  Net income (loss)                   $     (369,669)  $     200,649
                                           ------------     ---------
  Proforma provision for income taxes $            0   $      80,300
                                           ------------     ---------
  Net income per share                $            0   $           0
                                           ------------     ---------

             See accompanying Notes to financial statements


             VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
             -----------------------------------------
                 STATEMENT OF CASH FLOWS (UNAUDITED)
                 ----------------------------------
                   Nine months ended September 30,
                   ------------------------------

                                          2000              1999

    Operating Activities:
 Net income (loss)$                     (369,669)       $ 200,649
     Items Not Requiring Cash Outlays:
      Depreciation and amortization      111,311          101,532
                                      -------------   -------------
                                        (258,358)         302,181
                                      -------------   --------------
Changes in:
 Receivables                              18,669          (44,050)
 Mortgage escrow holdback                327,900                0
 Production costs                       (146,436)               0
 Deposits                                (50,000)               0
 Accounts payable and other
 accrued expenses                         63,882           61,970
  Due to affiliates                       16,175                0
  Loans payable                          (45,000)          15,000
                                        ---------        ----------
                                         185,190           32,920
                                        ---------        ----------
  Cash Provided (Used) by Operations     (73,168)         335,101
                                        ---------        ----------
    Investing Activities:
  Acquisition of fixed assets            (90,649)         (29,651)
                                        ----------        ---------
  Cash Used by Investing Activities      (90,649)         (29,651)
                                       -----------        ---------
    Financing Activities:
  Principal payments on mortgage         (34,139)        (152,000)
  Withdrawal of capital contribution  (2,000,000)        (140,000)
                                      -----------        ---------
  Cash Used by Financing Activities   (2,034,139)        (292,000)
                                      -----------        ---------

  Increase (Decrease) in Cash and
  Cash Equivalents                    (2,197,956)          13,450

  Cash and Cash Equivalents, beginning 2,278,694           (8,835)
                                      -----------          ---------
 Cash and Cash Equivalents, ending  $     80,738     $      4,615
                                     ------------          ---------


   Supplemental disclosure of cash flow information:

            Interest paid             $  412,496       $  224,000
                                     -------------    -------------
            Income taxes                   $   0       $        0
                                     -------------   ---------------
             See accompanying notes to financial statements

             STATEMENT OF PARTNERS' CAPITAL (UNAUDITED)
             ------------------------------------------
               Nine months ended September 30, 2000
               --------------------------------------
                           Partners'        Accumulated
                           Capital             Income            Total
________________________________________________________________________________
Balance January 1, 2000 $7,704,406      $     719,641      $  8,424,047

Net loss for the period                      (369,669)         (369,669)

Distributions           (2,000,000)                          (2,000,000)
                      -------------------  -------------    --------------

Balance September 30, 2000
                      $  5,704,406            349,972         6,054,378
                     ==============       ==============    ==============

             See accompanying notes to financial statements



           VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
           -----------------------------------------
                NOTES TO FINANCIAL STATEMENTS
                -----------------------------
                     September 30, 2000
                     ------------------

   Note 1:Summary of Significant Accounting Policies
  --------------------------------------------------

     Following is a summary of the significant accounting policies followed in the preparation of these financial statements, which policies are in accordance with generally accepted accounting principles:


         Nature of Business
        --------------------

Valencia Entertainment International, LLC (the "Company") is a limited liability corporation organized in November 1996 under the laws of the State of California for the purpose of operating a studio facility in Valencia, California and the development, financing and production of entertainment content. The Company is managed pursuant to the Amended Operating Agreement dated January 1, 1998 (the
  "Agreement").

          Use of Estimates
          ------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

        Concentration of Credit Risk
        ----------------------------

Financial instruments that potentially subject the Company to concentrations of risk consist of trade receivables principally arising form monthly leases. Management believes all receivables to be fully collectible.

         Cash Equivalents
         -----------------

     The Company maintains cash and cash equivalents
(short-term highly liquid investments with original maturity less than three months) with various financial institutions. From time to time, cash balances may exceed Federal Deposit Insurance corporation insurance limits.




                 VALENCIA ENTERTAINMENT INTERNATIONAL, LLC
                  ---------------------------------------
                    NOTES TO FINANCIAL STATEMENTS
                    ------------------------------
                          September 30, 2000
                          -------------------


  Note 1:Summary of Significant Accounting Policies (Continued
 ---------------------------------------------------------------

       Fair Value of Financial Instruments
   -    ----------------------------------

The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments.
The carrying value of short and long-term debt approximates fair value based on discounting the projected cash flows using market rates available for similar instruments. None of the financial instruments are held for trading purposes.


         Depreciation
         ------------
     For financial and tax reporting purposes, the Company follows the policy of providing depreciation and amortization on the straight-line and accelerated declining balance methods over the estimated useful lives of the assets, which are as follows:

                   Building                              39        Years
                   Building Improvements                 39        Years
                   Leasehold improvements                10        Years
                   Office Furniture and Equipment    5 to 7        Years


       Amortization of Prepaid Loan Costs
      ------------------------------------

For financing reporting purposes, costs are amortized on the straight-line method over 10 years, the life of the related loan.
       over 10 years, the life of the related loan.


         Income Taxes
         -------------
The Company files its' taxes as a Partnership under the laws of the United States and as a Limited Liability Company under the laws of the State of California. In both cases the Partners/Owners of the company report as individuals their share of the income of the Company and individually pay all related income taxes.


         Impairment of Long-Lived Assets
         -------------------------------
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on and estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets are based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.


          Revenue Recognition
          ------------------
Revenues from the theatrical distribution of motion pictures are recognized when motion pictures are exhibited. Revenues from video sales are recognized on the date that video units are made widely available for sale by retailers. Revenues from the licensing of feature films and television programming are recorded when the material is available for telecasting by the license and when certain other conditions are met. Revenues from studio space rentals are recognized monthly by contract.




      Note 2:Property and Equipment
      ----------------------------


     Property and equipment at September 30, 2000, consists of the following:


        Land                             $   7,392,292

        Building                             4,028,785

        Building Improvements                1,139,381

       Office furniture and equipment           37,897
                                             ----------
           Total                            12,598,355

       Less: Accumulated Depreciation         (850,488)

                                           -------------
           Net book value     $             11,747,867
                                           -------------

       Note 3: Notes Payable
      ----------------------


     Following is a summary of the Company's Notes
Payable at September 30, 2000.

      Promissory note payable to First Fidelity Investment
      and Loan due in monthly installments of principal and
      interest of $54,648 at 10.03% per annum.  The rate is
      variable dependent on the 6 month US T-Bill rate.
      The note is secured by a Deed of Trust on the Valencia
      Studio property.  The Note matures December 2009           $  5,965,861

     Various other loans, short-term, 8.00%-9.00% interest             30,000
                                                                   -----------
           Total                                                    5,995,861
         Less: Current maturities                                     117,117
                                                                   -----------

          Notes Payable                                           $ 5,878,744
                                                                 -------------

      Maturities on the notes are as follows:
          2001                                                      $ 117,117
          2002                                                        101,946
          2003                                                        112,622
          2004                                                        124,415
          2005                                                        136,800
         And thereafter                                             5,402,961
                                                                 -------------
                                                                 $  5,995,861

            The Company's average short-term weighted interest rate is 9% for the period.

      Note 4 Partners' Capital
     ------------------------
      The Company distributed $2,000,000 cash to an affiliate, Magic Movie Studios of Valencia, LLC, on January 11, 2000.
Such distribution  reduces their respective ownership interest in the Company.


       Note 5:Commitments
       ------------------
     In May 2000 the Company leased additional facilities adjacent to its current location. The lease has a term of five years. Initial monthly base rent is $29,000 with annual increases until 2004 when base rent will be $34,585.


      Note 6:Subsequent Events
      ------------------------

     In August 2000, the Company entered into a letter of intent with SBI Communications, Inc. a publicly traded Delaware corporation
(SBI), to be acquired for 86% of all the outstanding stock of SBI.
This transaction will be treated for accounting purposes as a reverse acquisition merger. The consummation of the merger is pending SEC approval.

     If this transaction took place on January 1, 2000 no corporate tax provision would be recognized since the Company sustained a loss.
Pro-forma net income per share would be $.00 per share.



To the Board of Directors
SBI Communications, Inc.:

We have audited the accompanying consolidated balance sheets of SBI Communications, Inc. and subsidiaries (the "Company") as of December
31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (restated) and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As indicated in Note 10, the stockholders' equity has been restated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the two years in the period ended January 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a $3.6 million provision for net realizable value regarding the cost basis of building and equipment as of January 1, 1998. As more specifically indicated in
Note 1 to the financial statements, the Company's existence is dependent on the successful closing of this property held for sale and has no established commercial product or marketing channels at this time to generate future revenues. These factors raise a substantial doubt about the ability of the Company to continue as a going concern.
Management's plans in regards to those matters are also described in Notes 1 and 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/JAY J. SHAPIRO, C.P.A.
a professional corporation

Encino, California
March 27 2000, except for Note 9 and 10 as to which the date is February 9, 2001


            SBI COMMUNICATIONS. INC AND SUBSIDIARIES
            ----------------------------------------
                  CONSOLIDATED BALANCE SHEETS
                  ----------------------------
                            ASSETS
                           --------

                                                DECEMBER 31
                                                ------------
                                          1999              1998
                                          -----             ----
Cash                                 $        0      $        0
Property                              3,940,000       3,940,000
                                     -----------     -----------
                                   $  3,940,000     $ 3,940,000
                                   -------------     -----------


             LIABILITIES AND STOCKHOLDERS' EQUITY
            -------------------------------------
Current liabilities:
Mortgage note payable to trust
managed by a Shareholder           $    150,000     $   150,000
   Mortgage note payable              1,050,000       1,050,000
  Equipment notes payable               131,181         131,181
Accrued wages due to principal
shareholder                             550,000         420,000
Advances due to principal shareholder    95,136          12,698
 Accrued interest payable               199,000          40,000
  Accounts payable                       50,000          50,000
                                      ----------        ---------
          Total liabilities           2,233,317       1,853,879

Commitments and contingencies (Note 7)

Stockholders' equity:
   Preferred stock, par value $5.00; 10,000,000 shares
  authorized: 1,653,000 and 1,653,000 shares issued and
  outstanding at December 31, 1999 and December 31,
    1998, respectively.
                                      8,265,000       8,265,000

  Common stock, par value $.001; 40,000,000 shares
  authorized; 4,846,939 and 5,570,439 shares issued
  and outstanding at December 31, 1999 and 1998
                                          4,846           5,570

  Paid in capital                     3,477,604       3,567,318

 Accumulated deficit                (10,040,767)     (9,751,767)
                                    -------------     ---------------
 Total Stockholders equity            1,706,683       1,321,121
                                    -------------     ---------------
                                   $  3,940,000       3,940,000
                                   ==============    ================

        See accompanying notes to consolidated financial statements


              SBI COMMUNICATIONS. INC. AND SUBSIDIARIES

                         STATEMENTS OF LOSS

                                                   December 31
                                                  -------------
                                              1999             1998
                                              ----            -----
Revenue                                        0                 0

Provision - net realizable value (Note 8 )     -            ($3,578,279)


Expenses:
Compensation                               130,000              130,000
Other general and administrative               0                 88,069
Interest                                   159,000               40,000
                                         -----------           ---------
                                          (289,000)            (258,069)
                                         ------------          ----------
Net loss                                 ($289,000)         ($3,836,348)
                                         ------------       -------------

Basic net loss per share (Note 4)          ( $.05 )             ($.69)



        See accompanying notes to consolidated financial statements



            SBI COMMUNICATIONS. INC. AND SUBSIDIARIES
            ----------------------------------------
              CONSOLIDATED STATEMENTS OF CASH FLOWS
             ---------------------------------------
                                                    December 31
                                                    -----------

                                               1999             1998
                                               -----           -----

Cash flows from operating activities:

Net (loss) income                           (289,000)       ($3,836,348)
Adjustments to reconcile net loss to cash provided (used) by operating activities:

Provision - net realizable value                              3,578,279

Change in accounts payable and
accrued expenses                             289,000            170,000
Cash (used) by operating activities              0              (88,069)

Cash flows from investing activities:
Affiliate receivables                                            (7,570)

Purchase of real estate                                        (748,622)
    Cash (used) by investing activities                        (756,192)

Cash flows from financing activities:
Loans from shareholders/affiliates                               12,698
Proceeds from new first mortgage                              1,050,000
Mortgage loan repayment                                        (239,701)
Equipment note repayments                                          (964)
Cash flows provided by financing activities                     822,033

Net increase (decrease) in cash                   0             (22,228)
Cash at beginning of period                       0              22,228
Cash at end of period                    $        0     $             0

Supplemental information:
Income taxes paid                        $        0     $             0
Interest paid                            $        0     $        24,311

Items not requiring use of cash:

Preferred stock converted                $        0           ($200,000)

Issuance of common stock                 $        0             202,500


     See accompanying notes to consolidated financial statements



             SBI COMMUNICATIONS, INC. AND SUBSIDIARY
            ------------------------------------------
      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY  RESTATED
      --------------------------------------------------------


                                                  Additional
                  Common         Preferred          Paid-in     Accumulated
               ____________     _____________       Capital          Deficit
              Shares   Amount    Shares  Amount

Balance
January 1
   1998      5,345,439 $5,345   1,963,000 $8,465,000  $3,567,343 ($5,915,419)

 Conversion    200,000 $  200     (40,000)  (200,000)
Acquisition
 of Software    25,000 $   25                                (25)

Net loss
for 1998
                                                                  (3,836,348)
        _____________________________________________________________________
Balance
December
31, 1998    5,570,439   5,570   1,653,000   8,265,000  3,567,318  (9,751,767)

Cancellation
 Common
  Stock
(Note 9)     (723,500)   (724)                           (89,714)

Net loss
       For1999                                                      (289,000)
   __________________________________________________________________________
Balance
December
31, 1999   4,846,939   $4,846   1,653,000   $8,265,000 $3,477,604($10,040,767)
     =============  =======  ==========  ===========  ==========  ==========

     See accompanying notes to consolidated financial statements




               SBI COMMUNICATIONS. INC AND SUBSIDIARIES
              -------------------------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             --------------------------------------------

NOTE 1

Organization and Signification Accounting Policies
---------------------------------------------------
SBI Communications, Inc. (the "Company"), was originally organized in the State of Utah on September 23, 1983, under the corporate name of Alpine Survival Products, Inc. Its name was subsequently changed to Supermin, Inc. on November 20, 1985. On September 29, 1986, Satellite Bingo, Inc. became the surviving corporate entity in a statutory merger with Supermin, Inc. In connection with the above merger, the former shareholders of Satellite Bingo, Inc. acquired control of the merged entity and changed the corporate name to Satellite Bingo, Inc. Through shareholder approval dated March 10, 1988, the name was changed to its current name of SBI Communications, Inc. On January 1, 1993, the
Company executed a plan of merger that effectively changed the Company's state of domicile from Utah to Delaware. Although the Company is currently a Delaware corporation, on January 31, 1998 the stockholders and Board of Directors approved a plan to change the Company's corporate domicile to the State of Nevada. The Company owns approximately $25,000 for Delaware franchise taxes as of December 31, 1997 and such amount is included in Accounts Payable.
The Company has developed a system that can be integrated into all standard communications channels including the World Wide Web for interactive bingo play. Currently, the Company is developing its website. The Alabama bingo hall lease was allowed to not be renewed in early
1998. The Company is establishing a website allowing individuals to become members in a shopping club with membership fees of $19.95 per month. The shopping club will provide a variety of products, services, bingo game sweepstakes related events and items, travel and consumer goods; No charge is made to participate in the bingo games. The website will be hosted by the Company's subsidiary, FrontierPalace.Com. and fulfillment will be provided by unrelated company.The Company will generate additional revenues by offering web page/site design/development, advertising, fulfillment and its web services to others.

Principles of Consolidation
---------------------------
The consolidated financial statements include the accounts of the Company and four wholly-owned subsidiaries of which only SBI
Communications, Inc. - Alabama has activity during the two-year period ended 12/31/99.

Estimates and Assumptions
-------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The 1998 financial statements reflect $3,060,000 million change in the reporting amount of building and equipment.

          SBI COMMUNICATIONS. INC AND SUBSIDIARIES
        ---------------------------------------------
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         -----------------------------------------

NOTE 1 (Cont'd)
Property and Equipment
----------------------
Property and equipment were stated at the lower of cost or market. In March 2000, the Company entered into an agreement to sell all its property and equipment for net cash sales price of $3,940,000 due at closing. Subsequently, this sale was cancelled (see Note 9a). The Company has placed a stop order on the 1,500,000 shares of its preferred stock (valued at $7.5 million) issued to former owner of this property due to non-performance relative to reimbursement of Company for payment of $750,000 in delinquent Alabama property taxes. This preferred stock remains recorded as issued pending return receipt of the certificates.

Income Taxes
-------------
The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires the use of the asset and liability method and recognizes deferred income taxes for the consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

Statements of Cash Flows
------------------------
For the purposes of the statements of cash flows, the Company considers cash and highly liquid investments purchased with a remaining maturity of three months or less at the date of purchase to be cash equivalents.

Related Party Transactions
--------------------------
From time to time, the Company's principal shareholder advances money to the Company for operations. All amounts owed to the shareholder ($12,968) are non-interest bearing advances. In addition to advances, the Company accrued salaries payable to the Company's principal shareholder totaling $130,000 for the years ended December 1999 and 1998, respectively. All amounts owed to the shareholder are payable on demand. In October, 1995, the Company borrowed $250,000 from a trust managed by a shareholder, in the form of a mortgage note. The note was payable in full on October 15, 1996, with interest payable quarterly at prime plus 3%, secured by a second mortgage on The Piedmont Property. Fifty thousand dollars of this note was repaid in 1996 when due, and an additional $50,000 was repaid during 1997. The note has been extended on a quarter to quarter basis, with $150,000 remaining outstanding at December 31, 1998 and 1999.

Impairment of Long-Lived Assets
-------------------------------
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undisclosed future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets are based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount of fair value less costs to sell. The December 31, 1999 and 1998 basis of the Property reflects this accounting policy.



              SBI COMMUNICATIONS. INC. AND SUBSIDIARY
               --------------------------------------
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             -------------------------------------------

NOTE 2

Piedmont Property Taxes
-----------------------
On April 28, 1995 the State of Alabama placed a tax lien on the previous owner of the Piedmont Property, Cranberry-Magnetite/Broadway Gas Corporation for admission taxes, in the amount of $750,000 plus 12% interest. The Company received a warranty deed from Cranberry
Magnetite. After a legal action by Cranberry Magnetite with the State of Alabama failed in 1998, the Company paid this tax liability on behalf of Cranberry Magnetite/Broadway Gas Corporation. The Company attempted to recover these funds.

NOTE 3

Stockholders' Equity
--------------------
In January 1998 the Company issued 25,000 shares of its common stock to cover the cost of PandaAmerica software programming. Such cost was recognized at $.10 per share, its fair market value ($2,500) and expensed in 1998. The Company also converted 40,000 shares of preferred shares to 200,000 shares of the Company common stock. Such preferred stock pays no dividends, has a liquidation value of $5.00 per share, and is convertible at 5 shares common stock for 1 share of preferred.

NOTE 4

Net Loss Per Share
--------------------
The Company's net loss per share was calculated using 4,970,439 and 6,182,000 weighted average shares outstanding for 1999 and 1998, respectively. Although convertible preferred stock is a common stock equivalent, with a conversion rate of approximately 10 shares of common stock (based upon an approximate market price for common stock of $0.50) for each share of preferred stock, preferred stock conversion has not been included in the calculation of earnings per share in that to do so would be antidilutive.



                SBI COMMUNICATIONS. INC AND SUBSIDIARIES
              ------------------------------------------
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              ------------------------------------------

NOTE 5

Mortgage Note Payable
---------------------
The Company borrowed $1,050,000 to pay the State of Alabama, on behalf of Cranberry-Magnetite, the previous owner tax liability of $748,422 and to pay old mortgage loan with a balance of $239,701 plus accrued interest. The loan amount which was borrowed from a private party lender, is secured by a first priority interest in the Piedmont property.

NOTE 6

Income Taxes
-------------
Deferred income tax assets and liabilities are summarized as follows at December 31,1999:
Deferred tax assets attributable to
operating loss carry forwards                                  $3,500,000
Valuation allowance due to uncertainty
surrounding realization of operating
loss carry forwards                                          ($ 3,500,000)
                                                              ------------
Total deferred taxes                                        $         0
                                                              ============

The Company has available at December 31, 1999, unused operating loss carry forwards, which may be applied against future taxable income, that expire as follows:


              Amount of Unused                     Expiration During
              Operating Loss                           Year Ended
              Carry Forwards                           December 31
              ---------------                       ----------------
               $    200,000                                2001
               $    550,000                                2002
               $  1,200,000                                2003
               $    300,000                                2004
               $    490,000                                2007
               $    340,000                                2008
               $    320,000                                2009
               $    650,000                                2010
               $  1,050,000                                2011
               $    700,000                                2012
               $  3,836,000                                2013
               $    289,000                                2014
              -------------
                $ 9,925,000
              -------------





               SBI COMMUNICATIONS, INC. AND SUBSIDIARIES
                ---------------------------------------
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           ---------------------------------------------

NOTE 7

Commitments, Risks and Contingencies
------------------------------------
The Company has developed bingo productions to be broadcast via satellite in English and Spanish to the television market and the Internet, into homes of viewers throughout the World. Should local, state, or federal laws change regarding bingo sweepstakes, such changes could have a material impact on the ability of the Company to generate future revenues. The Company is the owner of record on the Piedmont Property and is therefore, responsible for all amounts attributable or assessed by state tax authorities. Management believes that $100,000 paid at closing will satisfy all obligations.

The Company has a history or issuing common stock for services difficult to value or yet to be provided. Approximately 3,000,000 (or 57%) of the common stock outstanding at December 31, 1998, is restricted in some fashion as a result of the above transactions. Furthermore, the Company has in prior years canceled common stock certificates due to non-performance of the third parties involved in certain of the above transactions. Although no party to such transactions has yet instigated litigation involving the Company for cancellation or restriction of related shares, due to the volume of such transactions, litigation relating to such activity remains a possibility. Management believes all actions it has taken to cancel or restrict common stock are with merit, and does not anticipate any material loss being incurred by the Company relating to future resolution of these matters.

The Company has an employment agreement with Mr. Ron Foster, shareholder and president, which expires on December 31, 2001. Under the agreement, Mr. Foster is entitled to $130,000 in minimum annual salary, cash bonuses of the lesser of 10% of revenues or 5% of pre-tax profits, and stock bonuses equivalent to 10% of pre-tax profits before depreciation.


NOTE 8

Property and equipment
-----------------------
Property and equipment consisted of the following at December 31,

                               1999                  1998
                               ----                 ------
   Land                      $832,500             $832,500
   Building                 3,107,500            3,107,500
                           ------------          ------------
                           $3,940,000           $3,940,000
                           ============          ============

These amounts reflect a $3,060,000 reduction to the net realizable value based on application of the Company's impairment of long-lived assets policy. The impairment has been apportioned to the land and building so that the amounts recorded are consistent with the 1997 property appraisal.


NOTE 9

Subsequent Events
-----------------
   a)The Company intended to sell its building in Alabama before March 2000. The net sales price was $6,000,000 with a 20% cash down payment and realestate contract for $4.8 million at 9.00% interest payable monthly with balloon payment of $4,695,000 in five years. The note will be acquired at closing for $4.1 million in cash. The financial statements reflect a $3,060,000 million provision for net realizable value of the Piedmont
Property as of 12/31/99 and 12/31/98 and no depreciation has been recognized. Negotiations continued and the closing never took place.
Upon merger discussions with Valencia Entertainment International,
LLC in September 2000, the building was planned to be used for new purposes. A 1997 appraisal indicates a $7.1 million valuation for the Alabama building.

   b)The Company intended on using the proceeds of Piedmont
property sales to settle the two outstanding mortgage obligations and the
equipment notes payable.   However, since the sale did not close, the
Company anticipates to refinance the property.

   c)The Company placed a stop order on 1,500,000 shares of preferred stock issued to the former owner of the Piedmont property in March 2000. Pr The preferred shares will be cancelled upon receipt of the stock certificates.

   d)In January 2000, the Company intends to receive all 2,500 shares issued by a new company, FrontierPlace.Com, a Nevada corporation. This wholly-owned subsidiary will operate proprietary software and copyrighted bingo programs over the Internet. This company will also provide a television network with programs promoting the Internet bingo and shopping website and will be characterized as a broadcast Internet service company.

   e)In February 2000, they issued 200,000 shares of restricted stock for the origination of a $150,000 loan from two parties (the "Holder") which will bear interest at 10.00% per annum. Principal and interest payable on 2/7/01 or demand of the Holder and loan is secured by all Company assets. Note is repayable at the option of the Holder in cash or upon exercise of stock options granted in February 2000 for 300,000 shares at $.50 per share.

   f)On January 12, 2000, the Company issued 100,000 shares of restricted common stock to an individual in consideration of a $5,000 cash payment and financial marketing services valued at $7,500 ($.12 per share).

g) On October 2000 the Company split its common stock on a 2 for 1 basis.

h)     In November 2000 the Company agreed to merge with Valencia
Entertainment International, LLC (VEI) in a reverse acquisition transaction whereby 75,709,965 million new shares will be issued to VEI for its net assets which approximate $6 million.

NOTE 10

Restatement of Financial Statements
------------------------------------
The balance sheet and statement of stockholders' equity as of December
31, 1999 and for the 12 month then ended have been restated to reflect a reversal of preferred stock cancellation. Originally in 1998, 1,500,000 shares of preferred stock with a par value of $5.00 per share was issued in connection with the purchase of the Company's building and land in Piedmont, Alabama. The preferred shares were cancelled due to non-performance under the sales contract. It now has been determined that this cancellation should not be recorded unless or until the preferred stock certificates are surrendered to the Company. The reversal is necessary for the financial statement to be in conformity with general accepted accounting principles.


INDEPENDENT ACCOUNTANTS' REPORT
-------------------------------

We have reviewed the accompanying consolidated balance sheet, statement of operations, stockholders' equity (restated), and cash flows of SBI Communications, Inc., and subsidiaries as of September 30, 2000, and for the three-months and nine-months period then ended. These financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such as opinion.

As indicated in Note 7, the stockholders' equity has been restated.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be conformity with generally accepted accounting principles.

/s/ Jay J. Shapiro, CPA P.C.

JAY J. SHAPIRO, C.P.A.
A professional corporation

December 21, 2000 except for Note 7 as to which the date is February 9,
2001
Encino, California


          SBI COMMUNICATIONS, INC. AND SUBSIDIARY
           -------------------------------------
                CONSOLIDATED BALANCE SHEET
                -------------------------


                                            (Unaudited)     (Audited)
                                             Sept. 30,        Dec. 31,
                                               2000             1999
                                              -----              ----
                          ASSETS
                          ------
Current assets:
    Cash                                  $ 22,541        $        -0-
    Inventory                               20,000
                                            ----------         --------
                                            44,541                 -0-
Property and equipment, at real
sale value:                          $   4,015,000           $ 3,940,000
 Other assets:
    Fixed Assets:                           20,500                 -0-
                                          ------------       ------------
                                     $   4,080,041           $ 3,940,000
                                     =================       ============

            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------
Current liabilities:
    Note payable to trust managed by a
    shareholder                            150,000           $   150,000
    Mortgage note payable                1,050,000             1,050,000
    Equipment note payable current
    portion                                131,181               131,181
    Accrued salaries due to principal
     shareholder (Note 2)                  550,000               550,000
    Advances due to principal shareholder  460,253                95,136
    Accrued interest payable               299,000               199,000
    Accounts Payable                        76,000                58,000
                                       -------------          ------------
Total liabilities                        2,716,434             2,233,317

Stockholders' equity:
    Preferred stock, par value $5.00; 10,000,000
     shares authorized; 1,543,000 and 1,653,000
     shares issued and outstanding at September
     30, 2000 and September 30, 1999 respectively
                                         7,715,000             8,265,000

     Common stock, par value $.001; 40,000,000
     shares authorized; 12,323,878 and 9,693,878
     shares issued and outstanding September 30, and
          December 31, 1999
                                             6,181                 4,846

 Paid in capital                         4,175,039             3,477,604
 Accumulated deficit                   (10,532,593)          (10,040,767
                                      --------------------------------------
                                         1,363,607             1,706,683
                                         ---------------     ------------
                                       $ 4,080,041          $  3,940,000

                                    = =======================================
          See accompanying notes to consolidated financial statements.


                SBI COMMUNICATIONS, INC. AND SUBSIDIARY
               ----------------------------------------
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 --------------------------------------
            FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30,
           -------------------------------------------------
                             (UNAUDITED)
                            --------------
                   Nine Months Ended Setp. 30  Three Months Ended Sept. 30,
                   --------------------------  ---------------------------
                       2000             1999      2000             1999
                       ----             ----      ----             -----
Revenues:
  Revenues         $     -0-        $      -0-  $    -0-             -0-

Expenses:

 General
 and administrative   289,335          98,000    112,188          33,500
 Website Development  102,491              -0-    38,000             -0-
    Interest and
    finance expenses  100,000         120,000     35,000          40,000
                      ------         --------    --------         -------
                      491,826         218,000    185,188          73,0000
                    ----------       --------   ---------         --------
Net loss           ($ 491,826)     ($ 218,000) ($185,188)      ($ 73,000)
                    =========       = ========  =========      ============

Net loss per share $  (0.04)         $ (0.02)   $ (0.01)         $ (0.00)
                    =========         ========   ========          ========




                SBI COMMUNICATIONS, INC. AND SUBSIDIARY
                  -----------------------------------
        CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY RESTATED
      ---------------------------------------------------------
                               (Unaudited)
                              --------------

                                                  Additional
                   Common         Preferred        Paid-in        Accumulated
           Shares     Amount   Shares    Amount    Capital          Deficit
          ------     ------   ------    ------      -------         -------
Balance
December
31, 1999  9,693,878  $4,846    1,653,000 $8,265,000  $3,477,604  ($10,040,767)

Net loss for 9 months
 ended Sept. 30, 2000:                                               (405,576)
Shares Issued
 for
services    950,000     475                  85,775                   (86,250)
Shares Issued
 for asset: 180,000      90                                            17,410
Shares Issued
 for cash:  400,000     200                             44,800         45,000
          ---------    --------   -------- ---------  -----------  -----------
conversion
of prefered
stock     1,100,000     550      (110,000) (550,000)   549,450
         ---------    --------   ---------- --------  ---------    ------------
         12,323,878   $ 6,181   1,543,000$7,715,000 $4,175,039   ($10,532,593)



         See accompanying notes to consolidated financial statements



              SBI COMMUNICATIONS, INC. AND SUBSIDIARY
             ----------------------------------------
               CONSOLIDATED STATEMENTS OF CASH FLOWS
             ----------------------------------------
               FOR THE NINE MONTHS ENDED SEPTEMBER 30,
              -----------------------------------------
                             (UNAUDITED)
                             ----------


                                                   2000         1999
                                                   -----      ------
Cash flows from operating activities:
    Net (loss)                               ($ 491,826)    ($218,000)
    Adjustments to reconcile net loss to cash
    provided (used) by operating activities:
    Stock issued for services:                  141,565            -0-
    Increase in accounts payable:               120,000       218,000
    Inventory                                    20,500
                                              ----------      ------------
    Cash (used) by operating activities:       (209,761)           -0-

Cash flows from investing activities:

    Renovation Costs                           ( 75,000)           -0-
    Purchase of fixed assets:                   (20,000)           -0-
                                               ----------       ---------
Cash flow (used) by financing activities        (95,000)           -0-

    Loans from shareholders/affiliates:         282,302            -0-
    Sale of common stock                         45,000            -0-
                                                ----------     ---------

    Cash flows provided by financing activities:327,302            -0-

Net increase in cash                             22,541            -0-
Cash at beginning of period                        -0-             -0-
                                            -----------        ---------
Cash at end of period:                        $  22,541      $     -0-
                                              ===========     ==== ======
Supplemental information:
    Income taxes paid:                      $      -0-       $      -
    Interest paid                           $      -0-       $    24,311
                                               =========         =========
Items not requiring use of cash:
    Conversion of preferred stock               550,000             -0-
                                               ========        =============

     See accompanying notes to consolidated financial statements.


                SBI COMMUNICATIONS, INC. AND SUBSIDIARY
           -----------------------------------------------
          NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
          -----------------------------------------------------
               SEPTEMBER 30, 2000 AND DECEMBER 31, 1999
               -----------------------------------------
Note 1 - Selected disclosures
-----------------------------
     The accompanying unaudited consolidated financial statements, which are for interim periods, do not included all disclosures provided in the annual consolidated audited financial statements. These unaudited consolidated financial statements should be read in conjunction with the consolidated audited financial statements and the footnotes thereto contained in the Form 10-KSB for the year ended December 31, 1999 of SBI Communications, Inc. (the "Company"), as filed with the Securities and Exchange Commission. The September 30, 2000 financial statement was derived from the unaudited consolidated financial statements, but does not include all disclosures required by generally accepted accounting principles.

     In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations and cash flow for the three and nine months ended September 30, 2000 and 1999 are not necessarily indicative of the results to be expected for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In August 2000 the Company split its common stock 2 for 1. All financial data in these statements reflects the post-split basis.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on and estimate of undisclosed future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets are based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. Such policy has been applied to property prior to September 30, 2000.

Note 2 - Related party transactions
----------------------------------
     The Company accrued salaries payable to the Company's principal shareholder totaling $97,500 for the nine months ended
September 30, 1999 and no accrued salaries for 2000, respectively. All amounts owed to the shareholder are payable on demand.

Note 3 - Net loss per share
-----------------------------
     The Company's net loss per share was calculated using
13,770,878 weighted average shares outstanding for ended September
30, 2000 and 11,140,878 for September 30, 1999 on a post split basis. Although convertible preferred stock is a common stock equivalent, with a conversion rate of each specific series of preferred share to common, preferred stock conversion has not been included in the calculation of earnings per share in that to do so would be antidilutive.

Note 4 - Mortgage
-----------------
     The company borrowed $1,050,000 to pay State of Alabama, on behalf of Cranberry-Magnetite/Broadway Gas Company, the previous owner's tax liability.

Note 5 - Property and equipment
--------------------------------
     Property and equipment consists of the following at September
30, 2000

         Land                       $ 832,500
        Building                    3,182,500
                                   -------------
                                  $ 4,015,000
                                 ---------------

NOTE 6 - Subsequent Events
--------------------------
     In October 2000, the Company entered into an agreement to issue 75,710,000 shares of common stock to acquire 100% ownership Valencia Entertainment International LLC ("Valencia"). This transaction will be treated as a reverse acquisition merger for accounting purposes. If the transaction would have taken place as of January 1, 2000, the Company's proforma consolidated net assets would be $10,221,168 the shares outstanding 88,034,843 net loss for nine months ended September 30, 2000 of $861,495, and net loss per share of $0.00.


NOTE 7 - Restatement of Financial Statements
---------------------------------------------
     The balance sheet and statement of stockholders' equity as of September 30, 2000 and for the 9 month then ended have been restated to reflect a reversal of preferred stock cancellation. Originally in 1998, 1,500,000 shares of preferred stock with a par value of $5.00 per share was issued in connection with the purchase of the Company's building and land in Piedmont, Alabama. The preferred shares were cancelled due to non-performance under the sales contract. It now has been determined that this cancellation should not be recorded unless or until the preferred stock certificates are surrendered to the Company. The reversal is necessary for the financial statement to be in conformity with general accepted accounting principles.

                         EXHIBIT A

             FORM OF AGREEMENT AND PLAN OF MERGER

                AGREEMENT AND PLAN OF MERGER

                         by and between

         SBI Communications, Inc., a Delaware corporation

                               and

Valencia Entertainment Acquisition Corporation, a Delaware corporation on the one hand

                                and

            Valencia Entertainment International, LLC, a California limited liability company

                                and

                          Valencia Members

                         on the other hand

                 Dated as of  October 16, 2000

TABLE OF CONTENTS




PAGE


 AGREEMENT AND PLAN OF MERGER

 RECITALS

 AGREEMENT

 1.  THE MERGER

       1.1     Surviving Corporation; Effective Time
       1.2     Articles of Incorporation and Bylaws
       1.3     Directors...
       1.4     Conversion of Shares
       1.5     Fractional Shares
       1.6     Stock Certificates
 1.7 Closing

 2.   REPRESENTATIONS AND WARRANTIES OF VALENCIA
      AND THE VALENCIA MEMBERS

       2.1    Organization
       2.2    Capitalization of Valencia
       2.3    Subsidiaries and Investments
       2.4    Financial Statements
       2.5    Liabilities
       2.6    Absence of Material Changes
       2.7    Litigation
       2.8    Title to Assets
       2.9    Contracts and Undertakings
       2.10  Transactions with Affiliates, Managers and Members
       2.11  No Conflict
       2.12  Authority
       2.13  Compliance with Law
       2.14  Securities Laws
 2.15 Tax Matters
 2.16 Salaries
 2.17 Accrued Compensation
 2.18 Employee Benefit Plans
 2.19 Insurance
 2.20 No Broker

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     AND SUB

       3.1    Organization
       3.2    Capitalization of the Company
       3.3    Subsidiaries and Investments
       3.4    Liabilities
       3.5    Litigation
       3.6    Title to Assets
       3.7    Contracts and Undertakings
       3.8    Transactions with Affiliates, Directors and Stockholders
       3.9    No Conflict
       3.10  Authority
 3.11  Compliance with Law
 3.12 Tax Matters
 3.13 Salaries
 3.14 Accrued Compensation
 3.15 Employee Benefit Plans
 3.16 No Broker

4.   COVENANTS AND AGREEMENTS OF THE PARTIES
     EFFECTIVE PRIOR TO CLOSING

        4.1     Corporate Examinations and Investigations
        4.2     Cooperation; Consents
        4.3     Conduct of Business
        4.4     Litigation
        4.5     Notice of Default

5.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
      COVENANTS

6.    CONDITIONS TO CLOSING

       6.1    Conditions to Obligation of Valencia and Valencia Members

                 (a)  Representations and Warranties of Company to be True
                 (b)  No Legal Proceedings
                 (c)  Statutory Requirements
                 (d)  Stockholders Agreement
                 (e)  Officer's Certificate
                 (f) Legal Fees
                 (g) Certificate of Amendment Filed

 6.2    Conditions to Obligations of Company.
                (a) Representations and Warranties of Valencia and the Valencia Members to be True
                 (b)  No Legal Proceedings
                 (c)  Statutory Requirements
                 (d)  Employment Agreement
                 (e)  Certain Releases
                 (f) Stockholders Agreement
                 (g) Certain Other Conditions
                 (h)  Members' Certificate
                 (i)  Manager's Certificate
                 (j) Accounting and Auditing Fees
                 (k) Certificate of Amendment Filed

 7.    INDEMNIFICATION

        7.1    Indemnification by the Valencia Members
        7.2    Indemnification by the Company
        7.3    Computation of Losses
        7.4    Notice to Indemnifying Party
        7.5    Defense by Indemnifying Party

 8.    MISCELLANEOUS

        8.1    Further Assurances
        8.2    Expenses of Sale
        8.3    Use and Confidentiality
        8.4    Notices
        8.5    Parties in Interest
        8.6    Entire Agreement, Amendments
        8.7    Headings, Etc.
        8.8    Pronouns
        8.9  Counterparts
        8.10  Governing Law
        8.11  Attorneys' Fees

SCHEDULES

     Schedule 1.5         Conversion of Shares
      Schedule 2.5         Liabilities
      Schedule 2.7         Litigation
      Schedule 2.8         Title to Assets
      Schedule 2.9         Contracts and Undertakings
     Schedule 2.10       Transactions with Affiliates, Managers and
 Members
      Schedule 2.11       No Conflict
      Schedule 2.13       Compliance with Law
      Schedule 2.14       Legend
      Schedule 2.16       Salaries
      Schedule 2.17       Accrued Compensation
      Schedule 2.18       Employee Benefit Plans
      Schedule 3.3         Subsidiaries and Investments
      Schedule 3.4         Liabilities
      Schedule 3.6         Litigation
      Schedule 3.7         Title to Assets
      Schedule 3.8         Contracts and Undertakings
     Schedule 3.9         Transactions with Affiliates, Directors and
                          Stockholders
      Schedule 3.14       Salaries
      Schedule 3.15       Accrued Compensation
      Schedule 3.16       Employee Benefit Plans

EXHIBITS

 Exhibit A            California Certificate of Merger
 Exhibit B            Certificate of Amendment
 Exhibit C            Delaware Certificate of Merger
 Exhibit D            Articles of Organization
 Exhibit E            Operating Agreement
 Exhibit F            Stockholders Agreement
 Exhibit G            Employment Agreement


AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of October 16 2000, by and between SBI Communications, Inc., a Delaware corporation (the "Company"), and Valencia Entertainment Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), on the one hand; and Valencia Entertainment International, LLC, a California limited liability company ("Valencia"), and each of the members of Valencia set forth on the signature page hereto (collectively, the "Valencia Members"), on the other hand.

RECITALS

   A.The Company, Sub and Valencia have each determined to engage in the transactions contemplated hereby (collectively, the "Transaction") pursuant to which Sub will merge with and into Valencia, with Valencia being the surviving limited liability company (the "Merger"), and the outstanding membership interests of Valencia shall be converted into shares of the Company's common stock in the manner herein described;

   B.The respective Boards of Directors or members, as the case may be, of the Company, Sub and Valencia have each approved the Merger, the Transaction, this Agreement, and the California Certificate of Merger and the Delaware Certificate of Merger, both referred to in Section 1.1(b) hereof, and the Valencia Members and the Company, as the sole stockholder of Sub, have each approved the Merger, the Transaction, this Agreement, and the California Certificate of Merger and the Delaware Certificate of Merger, both referred to in Section 1.1(b) hereof, and the parties intend that this Agreement constitutes a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties hereto hereby agree as follows:

   1.THE MERGER

  1.1SURVIVING ENTITY; EFFECTIVE TIME.

  (a)At the Closing (as hereinafter defined), subject to the terms and conditions of this Agreement, Sub shall be merged with and into Valencia in accordance with Sections 1113 and 17551 of the California Corporations Code (the "CCC"), whereupon the separate existence of Sub shall cease, and Valencia shall be the surviving limited liability company. It is intended by the parties hereto that the Transaction shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

  (b)Simultaneously with the Closing, Valencia and Sub shall file a Limited Liability Company Certificate of Merger (the "California
Certificate of Merger"), in the form attached hereto as Exhibit A, in the office of the Secretary of State of the State of California in accordance with the CCC. The Merger shall become effective at such time as the California Certificate of Merger is duly filed in California (the date of such filing being hereinafter referred to as the "Effective Date" and the time of such filing being hereinafter referred to as the "Effective Time"); provided, however, that the California Certificate of Merger shall not be filed until the Company has filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the "Certificate of Amendment"), substantially in the form of Exhibit __ hereto, with the Delaware Secretary of State. On the Effective Date a certificate of merger (the "Delaware Certificate of Merger"), in the form attached hereto as Exhibit B, shall be filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.
From and after the Effective Time, Valencia shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of both Valencia and Sub, as provided under the CCC.

  1.2ARTICLES OF ORGANIZATION AND OPERATING
AGREEMENT. The Articles of Organization and Operating Agreement of Valencia shall be amended and restated effective as of the Effective Time in the forms attached hereto as Exhibits ___ and ___, respectively.

  1.3DIRECTORS. From and after the Effective Time, until successors are duly elected and qualified in accordance with applicable law, the directors of the Company shall be the same directors of the Company who are in office immediately preceding the Effective Time.

   1.4OFFICERS. From and after the Effective Time, until successors are duly appointed and qualified in accordance with applicable law, the officers of the Company immediately after the Effective Time shall be the officers of Valencia.

  1.5CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger, automatically and without any action on the part of any holder thereof:

  (a)Each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into a 0.1% fully paid and nonassessable membership interest of Valencia ("Valencia Membership Interest") and the Company shall be admitted as the sole member of Valencia.
  (b)Each Class A Valencia Membership Interest outstanding immediately prior to the Effective Time shall be converted into shares of the Company's common stock, par value $0.001 per share ("Company Shares"), at the rate of 378,549.82 Company Shares for each one percent (1%) Class A Valencia Membership Interest. Each Class B Valencia Membership Interest outstanding immediately prior to the Effective Time shall be converted into Company Shares, at the rate of 378,549.82
Company Shares for each one percent (1%) Class B Valencia
Membership Interest. Each Valencia Member shall be entitled to receive the number of Company Shares set forth on Schedule 1.5 attached hereto, and, collectively, the Valencia Members shall be entitled to receive an aggregate of 75,709,965 Company Shares.

  1.6FRACTIONAL SHARES. Fractional shares of the Company shall not be issued in connection with the Company Shares, but any fractional shares shall be rounded to the nearest whole share. No cash shall be issued in lieu of any fractional shares.

  1.7STOCK CERTIFICATES.

  (a)At the Effective Time, the Valencia Members shall each be entitled to receive one or more certificates representing the number of shares of Company Shares to which each such Valencia Member is entitled pursuant to the provisions of Section 1.5(b) hereof.

      (b)Each Valencia Membership Interest converted into
Company Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired and cease to exist. As of the Effective Time, by virtue of the Transaction, each Valencia Member shall thereafter cease to possess any rights with respect to each such Valencia Membership Interest, except the right to receive the number of Company Shares as provided by
Section 1.5(b) hereof.
      (c)All Company Shares delivered to the Valencia
Members in respect of the Valencia Membership Interests in accordance with the terms of this Agreement shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Valencia Membership Interests.

  1.8CLOSING. Subject to the satisfaction of the conditions precedent specified in Section 6 hereof, the closing of the Transaction shall take place at 11:00 a.m. (Los Angeles time) at the offices of Pollet & Richardson, a Law corporation, 10900 Wilshire Blvd., Los Angeles,
CA 90024, on or before ________, 2000 or on such other date as may be mutually agreed upon by the parties (the "Closing").

   2.REPRESENTATIONS AND WARRANTIES OF VALENCIA
AND THE VALENCIA MEMBERS

Valencia and the Valencia Members hereby represent and warrant to the Company as follows:

  2.1ORGANIZATION.

  (a)Valencia is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of California. Valencia has the power and authority to carry on its business as presently conducted; and Valencia is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

  (b)The copies of the charter documents of Valencia, including but not limited to the Articles of Organization and the Amended and Restated Operating Agreement of Valencia, heretofore furnished to the Company, are complete and correct copies thereof as amended and in effect immediately prior to the Effective Time.

  2.2CAPITALIZATION OF VALENCIA.

      (a)The capital structure of Valencia consists of Class A and Class B Membership Interests, and one hundred percent (100%) of such Class A and B Membership Interests are presently, and will be immediately prior to the Closing, issued and outstanding. All of the issued and outstanding Valencia Membership Interests are duly authorized, validly issued, fully paid and nonassessable and are free from any liens, claims, charges, security interests or other encumbrances. The Valencia Members are the sole beneficial and record owners of the Valencia Membership Interests, and such Valencia Members have as of the date hereof, and will have as of the Effective Time, the unqualified right to transfer and dispose of such Valencia Membership Interests.
  (b)There are no outstanding options, warrants or rights of any kind to acquire any membership interests, economic interests or other securities of Valencia, whether direct or indirect, derivative or otherwise.

  2.3SUBSIDIARIES AND INVESTMENTS.  Except as set forth in
Schedule 2.3 attached hereto, Valencia does not own any capital stock or have any interest of any kind whatsoever in any corporation, partnership, or other form of business organization.

  2.4FINANCIAL STATEMENTS. The reviewed balance sheets of Valencia as of September 30, 2000 and reviewed statements of operations and cash flows for the 9 months ended September30, 2000, the audited balance sheets of Valencia as of December 31, 1999 and audited statements of operations and cash flows for the 12 months ended December 31, 1999, and the audited balance sheets as of December 31, 1998 and audited statements of operations and cash flows for the 12 months ended December 31, 1998 (collectively, the "Valencia Financial Statements") (a) are complete and correct in all material respects, (b) were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and (c) fairly and accurately present the financial condition and results of operations of Valencia as of the relevant dates thereof and for the periods covered thereby.

  2.5LIABILITIES. All of the liabilities of any nature whatsoever, contingent or otherwise, of Valencia as of the date hereof are accurately described in detail and quantified (both individually and in the aggregate) in Schedule 2.5 attached hereto.

  2.6ABSENCE OF MATERIAL CHANGES.  Since December 31,
1999, there has not been:

  (a)any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Valencia, except changes in the ordinary course of business which, individually and in the aggregate, have not had a material adverse effect on the business, operations, affairs or financial condition of Valencia or its properties or assets.

  (b)any redemption, purchase or other acquisition of any membership or economic interest of Valencia or the granting, issuance or execution of any rights, warrants, options or commitments by Valencia relating to any membership or economic interest of Valencia.

  2.7LITIGATION. Except as set forth on Schedule 2.7 attached hereto, there is no claim, proceeding, litigation or investigation, whether civil or criminal in nature, pending or threatened against Valencia or any of its affiliates in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of the Transaction and this Agreement.
Valencia is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency that affects its business or operations.

  2.8TITLE TO ASSETS. Except as set forth on Schedule 2.8 attached hereto, Valencia has good and marketable title to all of the assets and properties now carried on its books including those reflected in the most recent balance sheet contained in the Valencia Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Valencia Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

  2.9CONTRACTS AND UNDERTAKINGS. Except as set forth on Schedule 2.9 attached hereto, Valencia has no contracts, agreements, leases, licenses, arrangements, commitments or other undertakings (collectively the "Valencia Contracts") to which it is a party or to which it or its property is subject. Except as set forth on such Schedule 2.9 attached hereto, Valencia is not in material default under any of the Valencia Contracts and no other party to any Valencia Contract is in default thereunder nor does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Valencia Contract.

 2.10TRANSACTIONS WITH AFFILIATES, MANGAGERS AND
MEMBERS. Except as set forth on Schedule 2.10 attached hereto, there are no contracts, agreements, arrangements or other transactions between Valencia and any officer, manager or member of Valencia, or any corporation or other entity owned or controlled, directly or indirectly, by any such officer, manager or member, a member of any such officer, manager or member's family, or any affiliate of any such officer, manager or member.

 2.11NO CONFLICT. Except as set forth on Schedule 2.11 attached hereto, the execution and delivery of this Agreement and the consummation of the Transaction will not conflict with or result in a breach of any term or provision of, or constitute a default under, the charter documents of Valencia or any agreement, contract or instrument to which Valencia or any of the Valencia Members is a party or by which any of them or any of their respective assets are bound.

 2.12AUTHORITY. Valencia and each of the Valencia Members has full power and authority to enter into this Agreement and to carry out the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by all of the Members and the Manager(s) of Valencia and no other corporate or other proceedings on the part of Valencia or the Valencia Members are necessary to authorize this Agreement and the Transaction.

 2.13COMPLIANCE WITH LAW.  Except as set forth on Schedule
2.13 attached hereto, Valencia has in all material respects complied with and it is now in all material respects in compliance with, all federal, state and local laws applicable to it. The Valencia Membership Interests were issued in compliance with all state and federal securities laws.

 2.14SECURITIES LAWS. The Valencia Members acknowledge that the Company Shares are not being registered under the Securities
Act of 1933, as amended (the "Securities Act"), on the ground that the offer and sale of the Company Shares are exempt from the registration provisions of Section 5 of the Securities Act pursuant to Section 4(2) thereof, as transactions by an issuer not involving any public offering, and/or may be deemed not to involve an offer or sale within the meaning of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder, and that the Company Shares may not be resold in any transaction subject to Section 5 of the Securities Act unless registered or an exemption from registration is available for such sale, and that the certificates representing the Company Shares will bear a legend to that effect, substantially in the form set forth on Schedule 2.14 attached hereto. Each of the Valencia Members is acquiring the Company Shares for investment purposes only and not with a view to distribution or resale thereof.

 2.15TAX MATTERS.

(i) Each of Valencia and the Valencia Members has filed or caused to be filed with the appropriate Federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges in respect of Valencia have been fully paid when due (subject to any extensions filed).

     (ii) There is not pending nor, to the best knowledge of each of Valencia and the Valencia Members, is there any threatened Federal, state or local tax audit of the Valencia or any Valencia Member in respect of Valencia. There is no agreement with any Federal, state or local taxing authority by the Valencia or any Valencia Member that may affect the subsequent tax liabilities of Valencia.
     (iii) Without limiting the foregoing: (a) the Valencia Financial Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against Valencia or any Valencia Member in respect of Valencia with respect to the period ended September 30, 2000 and all periods prior thereto; and (b) neither Valencia nor any Valencia Member is, on the date hereof, liable for taxes, assessments, fees or governmental charges in respect of Valencia.
 2.16SALARIES. Schedule 2.16 attached hereto sets forth a true and complete list, as of the date of this Agreement, of all of the persons who are employed by Valencia, together with their compensation (including bonuses) for the calendar year ended December 31, 1999, and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

 2.17ACCRUED COMPENSATION. Valencia does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of the Company or Sub, except as disclosed in Schedule 2.17 attached hereto.

 2.18EMPLOYEE BENEFIT PLANS. Valencia does not have any pension plan, profit sharing plan or employee's savings plan, and is not otherwise subject to any applicable provisions of the Employee
Retirement Income Security Act of 1974 ("ERISA") except as set forth on Schedule 2.18 attached hereto.

 2.19INSURANCE. Schedule 2.19 contains a description of each insurance policy maintained by Valencia (or which names Valencia as an additional insured) with respect to its properties, assets and business, or with respect to the life of the Manager or any officer of Valencia, and each such policy is presently in full force and effect. The Company is not in default with respect to any insurance policy maintained by it, and, to the Company's Knowledge, there is no default with respect to any insurance policy that names the Company as an additional insured.
 2.20NO BROKER. All negotiations relative to this Agreement and the Transaction have been carried on directly by Valencia and the Valencia Members with the Company without the intervention of any person on behalf of Valencia or any Valencia Member in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

   3.REPRESENTATIONS AND WARRANTIES OF THE
COMPANY AND SUB

Each of the Company and Sub hereby represents and warrants, individually as to itself, to the Valencia Members as follows:

  3.1ORGANIZATION

      (a)Except as set forth on Schedule 3.1 attached hereto, each of the Company and Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company or Sub, as the case may be.
      (b)The copies of the Certificate of Incorporation of the Company and Sub, and the Bylaws of the Company and Sub heretofore furnished to Valencia are complete and correct copies of the Certificate of Incorporation and the Bylaws, as amended, of the Company and Sub as in effect on the date hereof.
  3.2CAPITALIZATION OF THE COMPANY.  Upon filing the
Certificate of Amendment, the authorized capital stock of the Company will consist of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share, of which Twelve Million Three
Hundred Twenty-Four Thousand Eight Hundred Seventy-Eight
(12,324,878) shares are issued and outstanding as of the date of the date hereof; and Ten Million (10,000,000) shares of Preferred Stock, par value, upon filing the Certificate of Amendment, $.001 per share, of which Sixty-Three Thousand (63,000) shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable, and, at the Closing, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable. Except for such outstanding shares, there are no outstanding shares of capital stock or other securities or other equity interests of the Company or options, warrants or rights of any kind to acquire such stock or other securities of the Company.

  3.3SUBSIDIARIES AND INVESTMENTS. Except as set forth on Schedule 3.3 attached hereto, the Company does not own directly or indirectly, any capital stock or have any interest in any corporation, partnership or other form of business organization.

  3.4LIABILITIES. Except as set forth on Schedule 3.4 attached hereto or otherwise contemplated in this Agreement, the liabilities of the Company will not exceed __ as of the Closing. As used herein, liabilities shall mean liabilities of any nature whatsoever, contingent or otherwise.

  3.5LITIGATION. Except as set forth on Schedule 3.5 attached hereto, there is no litigation, proceeding or investigation pending or, to the knowledge of the Company or Sub, as the case may be, threatened against the Company or Sub, as the case may be, affecting any of its properties or assets that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or financial condition of the Company or Sub, as the case may be, or their respective properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

  3.6TITLE TO ASSETS. Except as set forth on Schedule 3.6 attached hereto, each of the Company and Sub has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Company Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

  3.7CONTRACTS AND UNDERTAKINGS. Except as set forth on Schedule 3.7 attached hereto, the Company or Sub, as the case may be, has no contracts, agreements, leases, licenses, arrangements, commitments or other undertakings (collectively, the "Company
Contracts") to which the Company or Sub, as the case may be, is a party or to which it or its property is subject. Except as set forth on Schedule
3.7 attached hereto, the Company or Sub, as the case may be, is not in material default, or alleged to be in material default, under any Company Contract and, to the knowledge of the Company or Sub, as the case may be, no other party to any Company Contract to which the Company or Sub, as the case may be, is a party is in default thereunder nor, to the knowledge of the Company or Sub, as the case may be, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Company Contracts.

  3.8TRANSACTIONS WITH AFFILIATES, DIRECTORS AND
STOCKHOLDERS. Except as set forth on Schedule 3.8 attached hereto, there are no contracts, agreements, arrangements or other transactions between the Company or Sub, as the case may be, and any officer, director, or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

  3.9NO CONFLICT. The execution and delivery of this Agreement and the consummation of the Transaction will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company or Sub, as the case may be, or any agreement, contract or instrument to which the Company or Sub, as the case may be, is a party or by which it or any of their respective assets are bound.

 3.10AUTHORITY. Each of the Company and Sub has full power and authority to enter into this Agreement and to carry out the Transaction. The execution and delivery of this Agreement, the consummation of the Transactions and the issuance of the Company
Shares in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and Sub and no other corporate proceedings on the part of the Company or Sub are necessary to authorize this Agreement, the Transaction and the issuance of the Company Shares in accordance with the terms hereof.

 3.11COMPLIANCE WITH LAW. To the knowledge of Company or Sub, as the case may be, each of the Company and Sub has in all material respects complied with and it is now in all material respects in compliance with, all Federal, State and local laws applicable to the Company or Sub, as the case may be. Except for the issuance of the Company Shares to the Valencia Members hereunder, all outstanding securities have been issued in full compliance in all material respects with all state and federal securities laws. The securities filings of the Company contain no material misstatement or fail to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

 3.12TAX MATTERS.

(i) Except as to taxes contested in good faith, each of the Company and Sub has filed or caused to be filed with the appropriate Federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due (subject to any extensions filed).

     (ii) There is not pending nor, to the best knowledge of each of the Company and Sub, is there any threatened Federal, state or local tax audit of the Company or Sub. There is no agreement with any Federal, state or local taxing authority by the Company or Sub that may affect the subsequent tax liabilities of Valencia.
(iii) Without limiting the foregoing: (a) the Company Financial
Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against the Company or Sub with respect to the period then ended and all periods prior thereto; and (b) neither the Company nor Sub is, on the date hereof, liable for taxes, assessments, fees or governmental charges.

 3.13SALARIES. Schedule 3.13 attached hereto sets forth a true and complete list, as of the date of this Agreement, of all of the persons who are employed by the Company and Sub, together with their compensation (including bonuses) for the calendar year ended December 31, 1999, and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

 3.14ACCRUED COMPENSATION. The Company and Sub do not have any outstanding liability for payment of wages, vacation pay
(whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of the Company or Sub, except as disclosed in Schedule 3.14 attached hereto.

 3.15EMPLOYEE BENEFIT PLANS. The Company and Sub do not have any pension plan, profit sharing plan or employee's savings plan, and neither is otherwise subject to any applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") except as set forth on Schedule 3.15 attached hereto.

 3.16NO BROKER. All negotiations relative to this Agreement and the Transaction have been carried on directly by the Company and Sub with Valencia and the Valencia Members without the intervention of any person on behalf of the Company or Sub in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

   4.COVENANTS AND AGREEMENTS OF THE PARTIES
EFFECTIVE PRIOR TO CLOSING

  4.1CORPORATE EXAMINATIONS AND INVESTIGATIONS.
Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of the Company, Sub and Valencia as each party may request. In order that each party may have the full opportunity to do so, the Company, Sub, each of the Valencia Members and Valencia shall furnish each party and its representatives during such period with all such information concerning the affairs of the Company, Sub or Valencia as each party or its representatives may reasonably request and cause the Company, Sub or Valencia and their respective officers, managers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

  4.2COOPERATION; CONSENTS. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Transaction and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

  4.3CONDUCT OF BUSINESS. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of the Company and Sub on the one hand and Valencia on the other hand. Without the prior written consent of the Company, Sub and Valencia, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

  4.4LITIGATION. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties (Valencia shall represent itself and the Valencia Members and the Company shall represent itself and Sub) of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

  4.5NOTICE OF DEFAULT. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties (Valencia shall represent itself and the Valencia Members and the Company shall represent itself and Sub) prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

   5.SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
COVENANTS.

All representations, warranties and covenants of the parties hereto contained herein shall survive the consummation of the Transaction and remain in full force and effect until the expiration of the applicable statute of limitations except (a) Sections 2.4 and 3.4 hereof which shall not survive the Closing and (b) Section 2.5 hereof which shall remain in full force and effect for a period of one year from the Closing.

   6.CONDITIONS TO CLOSING

  6.1CONDITIONS TO OBLIGATION OF VALENCIA AND
VALENCIA MEMBERS.  The obligations of Valencia and the Valencia
Members under this Agreement shall be subject to each of the following conditions:

      (a)REPRESENTATIONS AND WARRANTIES OF
COMPANY TO BE TRUE. The representations and warranties of the Company and Sub, as the case may be, herein contained shall be true in all material respects at the Closing with the same effect as though made at such time, except to the extent they expressly relate to an earlier date. The Company and Sub, as the case may be, shall have performed in all material respects all obligations and complied in all material respects, to their respective actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

      (b)NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the Transaction.

      (c)STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by the Company or Sub, as the case may be, of the Transaction shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained by Company and Sub in order to permit consummation by the Company or Sub, as the case may be, of the Transaction shall have been obtained except as to any authorization, consents and approvals that may be required for the issuance of the Company Shares to the Valencia Members hereunder.

  (d)STOCKHOLDERS AGREEMENT.  The Company and the
Valencia Members shall have entered into a stockholders agreement substantially in form of Exhibit F attached hereto (the "Stockholders Agreement").

  (e)OFFICER'S CERTIFICATE. The Company shall have delivered to Valencia and the Valencia Members, an officer's certificate to Valencia and the Valencia Members, in form and substance reasonably satisfactory to Valencia and the Valencia Members, as to the satisfaction of the foregoing conditions.

  (f)CERTIFICATE OF AMENDMENT FILED. The Company shall have filed the Certificate of Amendment with the Delaware
Secretary of State.

  6.2CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of the Company and Sub under this Agreement shall be subject to the following conditions:

      (a)REPRESENTATIONS AND WARRANTIES OF
VALENCIA AND THE VALENCIA MEMBERS TO BE TRUE. The representations and warranties of Valencia and the Valencia Members herein contained shall be true in all material respects as of the Closing and shall have the same effect as though made at such time, except to the extent they expressly relate to an earlier date. Valencia and the Valencia Members shall have performed in all material respects all obligations and complied in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by them prior to the Closing.

  (b)NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the Transaction.

      (c)STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by Valencia and the Valencia Members of the Transaction shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained by Valencia and the Valencia Members in order to permit consummation by Valencia and the Valencia Members of the Transaction shall have been obtained.
      (d)EMPLOYMENT AGREEMENT. The Company shall have entered into an employment agreement with Ronald Foster substantially in the form of Exhibit G attached hereto.
  (e)CERTAIN RELEASES. Each Valencia Member shall have delivered to the Company and Valencia, an acknowledgment and release, in form and substance reasonably satisfactory to the Company, acknowledging that Valencia has no liabilities, debts or obligations of any nature whatsoever to such Valencia Member, and fully and forever releasing the Company and Valencia in respect thereof.

  (f)STOCKHOLDERS AGREEMENT.  The Company and the
Valencia Members shall have entered into a stockholders agreement substantially in form of Exhibit F attached hereto.

  (g)CERTAIN OTHER CONDITIONS. The conditions contemplated by Sections 6.1(c), 6.1(d) and 6.1(f) hereof shall have been satisfied.

  (h)MEMBERS' CERTIFICATE. The Valencia Members shall have delivered to the Company a certificate as to good title to the Valencia Membership Interests owned by them and as to their waiver of appraisal rights available under the CCC in respect of the Merger.

  (i)MANAGER'S CERTIFICATE. Valencia shall have delivered to the Company a manager's certificate in form and substance reasonably satisfactory to the Company, as to the satisfaction of the foregoing conditions.

      (j)ACCOUNTING AND AUDITING FEES. Subject to the billing statements having been submitted to Valencia for advance review, Jay J. Shapiro, APC, shall have confirmed in writing that all sums payable for services rendered through the Closing Date, to the extent billed, have been paid in full.

      (k)CERTIFICATE OF AMENDMENT FILED.
The Company shall have filed the Certificate of Amendment with the Delaware Secretary of State.

   7.INDEMNIFICATION.

  7.1INDEMNIFICATION BY THE VALENCIA MEMBERS.
Provided the Company's claim therefor is instituted by written notice within the time period specified in Section 5 hereof, except that notice shall be deemed to have been given for the disputes referred to in
Schedule 2.5 attached hereto, the Valencia Members shall, jointly and severally, indemnify, defend and hold harmless and in all respects make whole the Company, its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all claims, demands, liabilities, damages, judgments and payments, including reasonable attorneys' fees ("Losses"), which may be incurred or suffered by the Company or to which it may be subject, which may arise out of or result from (i) any breach of or exist in violation of any representation, warranty, covenant or agreement of Valencia and the Valencia Members contained in this Agreement, or (ii) the disputes referred to in Schedule 2.5 attached hereto.

  7.2INDEMNIFICATION BY THE COMPANY. Provided the claim therefor is instituted by written notice within the time period specified in Section 5 hereof, the Company shall indemnify, defend and hold harmless and in all respect make whole the Valencia Members from and against any Losses which may be incurred or suffered by any such party or to which any such party may be subject, which may arise out of or result from any breach of or exist in violation of any representation, warranty, covenant or agreement of the Company or Sub, as the case may be, contained in this Agreement.

  7.3COMPUTATION OF LOSSES. For purposes of calculating any Losses suffered by an indemnified party pursuant to Sections 7.1 or
7.2 hereof, the amount of the Losses suffered by the indemnified party shall be the net amount of damage so suffered after giving effect to any insurance proceeds recovered with respect to such matter.

  7.4NOTICE TO INDEMNIFYING PARTY.  If any party (the
"Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 7.1 or 7.2 hereof, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the Losses arising therefrom. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section
7.5 hereof.

  7.5DEFENSE BY INDEMNIFYING PARTY. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense shall assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed). The
Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole reasonable discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party or that the Indemnifying Party does not have sufficient financial resources to fully defend the proceeding or to pay the claim or judgment, the Indemnified
Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnifying
Party be liable for the costs and expenses of more than one such separate counsel. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

   8.MISCELLANEOUS

  8.1FURTHER ASSURANCES. From time to time, at another party's request and without further consideration, each of the parties will execute and deliver to the requesting party such documents and take such action as such other party may reasonably request in order to consummate more effectively the Transaction.

  8.2EXPENSES OF SALE. Except as otherwise provided herein, whether or not the Transaction is consummated, each party shall bear its direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the Transaction. Without limitation, such expenses shall include the fees and expenses of all attorneys, brokers, investment bankers, accountants, agents and finders and other professionals incurred in connection herewith, acting on behalf of such party. The parties shall indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim of commissions, broker's fees, finder's fees or other compensation in connection with the Transaction which may be asserted by any person based on any agreement or arrangement for payment by the other party.

  8.3USE AND CONFIDENTIALITY. All of the information, records, books, and data to which the parties are given access as set forth herein shall be used by the parties solely for the purpose of confirming the representations and warranties set forth herein. Subject to any obligation to comply with (i) any law (ii) any rule or regulation of any authority or securities exchange or (iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the Transaction shall be concluded, all information obtained by any party about the other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its stockholders, directors, trustees, officers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by either party through its own independent investigations of the other party or received by such party from a third party not under any obligation to keep such information confidential nor to any information obtained by such party which is generally known to others engaged in the trade or business; and provided, further, that, from and after the Closing, such party shall be under no obligation to maintain confidential any such information concerning the other party. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the Transaction.

  8.4NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, or by Federal Express or other reputable overnight delivery service, in all cases, addressed:

TO VALENCIA OR VALENCIA MEMBERS:
   26030 Avenue Hall
   Studio 5
   Valencia CA 91355
Tel: 661-257-8000
Fax: 661-257-1780
Attention:  Vince Vellardita


TO THE COMPANY:

SBI Communications, Inc.
26030 Avenue Hall Studio 5
Valencia, CA 91355
Tel:  661-257-8000
Fax:  661-257-1780
Attention:  Ronald Foster

WITH A COPY TO:

Pollet & Richardson
10900 Wilshire Boulevard
Los Angeles, California  90024
Tel:  310-208-1182
Fax:  310-208-1154
Attention:  Nimish Patel, Esq.

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

  8.5PARTIES IN INTEREST. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto; provided, however, that no assignment or transfer by any party of this Agreement or its rights or obligations hereunder shall occur without the prior written consent of the other parties hereto.

  8.6ENTIRE AGREEMENT, AMENDMENTS. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to this subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective permitted successors or assigns.

  8.7HEADINGS, ETC. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

  8.8PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

  8.9COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

 8.10GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

 8.11ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of any dispute, breach, default or claim hereunder, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.




EXHIBIT B

WRITTEN CONSENT OF
THE MAJORITY STOCKHOLDERS OF
SBI COMMUNICATIONS, INC.
IN LIEU OF MEETING
     The undersigned, being the holders of at least a majority of the outstanding capital stock of SBI Communications, Inc., a Delaware corporation (the "Corporation"), acting pursuant to authority granted by the Bylaws of the Corporation and Section 228(a) of the General
Corporation Law of the State of Delaware, do hereby adopt the following resolutions by written consent as of October 16, 2000:

AMENDMENTS TO CERTIFICATE OF INCORPORATION

WHEREAS, it is proposed by the Corporation's Board of Directors that the Corporation enter into an Agreement and Plan of Merger (the "Merger Agreement"), by and between the Corporation and Valencia Entertainment Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Corporation ("VAC"), on the one hand, and Valencia Entertainment International, LLC, a California limited liability company ("Valencia"), and its members, on the other hand, whereby VAC would be merged with and into Valencia, with Valencia being the surviving limited liability company (the "Merger");

WHEREAS, it is deemed to be in the best interests of the Corporation and its stockholders that VAC be merged with and into Valencia, with Valencia as the surviving limited liability company;

WHEREAS, pursuant to the Merger, it is proposed that the name of the Corporation be changed to ValCom, Inc;

WHEREAS, in order effectuate the terms of the Merger, it is deemed to be in the best interests of the Corporation and its stockholders to amend the Corporation's Certificate of Incorporation to increase the Corporation's aggregate number of authorized shares of common stock;

WHEREAS, it is deemed to be in the best interests of the Corporation and its stockholders to decrease the par value of the Corporation's Preferred Stock, from $5.00 to $0.001 per share;

NOW, THEREFORE, BE IT RESOLVED, that, effective upon the filing with the Delaware Secretary of State of a Certificate of Amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Amendment"), the article numbered FIRST of the Corporation's
Certificate of Incorporation be, and hereby is, amended in its entirety to read as follows:

"The name of the Corporation (hereinafter called the "Corporation") is

                          ValCom, Inc."

RESOLVED FURTHER, that, effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, the article numbered FOURTH of the Corporation's Certificate of Incorporation be, and hereby is, amended in its entirety to read as follows:

"The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares, of which 10,000,000 shares shall be Preferred Stock of the par value of $0.001 each (hereinafter called "Preferred Stock") and 100,000,000 shares shall be Common Stock of the par value of $0.001 each (hereinafter called "Common Stock")."

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to file the Certificate of Amendment with the Delaware Secretary of State in order to effectuate the foregoing resolutions;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and deliver any and all certificates, instruments and other documents, and to take such further actions as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions.

ELECTION OF DIRECTORS

WHEREAS, it is deemed to be in the best interests of the Corporation and its stockholders that, effective upon the consummation of the Merger, the Corporation elect four (4) directors to serve as the Corporation's Board of Directors for the ensuing year until their successors are duly elected or qualified;

NOW, THEREFORE, BE IT RESOLVED, that, effective upon the consummation of the Merger, the following individuals be, and hereby are, duly appointed and qualified to serve as the members of the Corporation's Board of Directors until their successors are duly elected or qualified:

Ronald Foster
Vincent Vellardita
David Weiner
Stephen A. Webber

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and deliver any and all certificates, instruments and other documents, and to take such further actions as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions.



REVIEW OF BUSINESS

WHEREAS, the undersigned stockholders have reviewed all actions taken by the officers and directors of the Corporation since the last annual meeting of the stockholders of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that any action or actions heretofore taken by any officer or director of the Corporation for and on behalf of the Corporation since the last annual meeting of stockholders be, and hereby are, ratified and approved as the actions of the Corporation.

     This Written Consent shall be added to the records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

This Written Consent may be executed in counterparts with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.



   Shareholder SignatureShares Beneficially Owned

     /s/ Ronald Foster   4,154,178

     /s/ Larry Cahill    1,000,000

    /s/ Michael Graham   1,000,000

     /s/ Peter Papas       800,000
as trustee for the Peter Papas Trust

EXHIBIT C
THE NAMED AMENDMENT

     RESOLVED, that the First Article of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

      FIRST:The name of the Corporation (hereinafter called the "Corporation") is:

     ValCom, Inc.

*    *   *   *

EXHIBIT D
THE PAR VALUE AND AUTHORIZED SHARE AMENDMENT


     RESOLVED FURTHER, that the fourth Article of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares, of which 10,000,000 shares shall be Preferred Stock of the par value of $.001 each (hereinafter called "Preferred Stock") and 100,000,000 shares shall be Common stock of the par value of $.001 each (hereinafter called the "Common Stock").